Exhibit 10.1

INDUSTRIAL BUILDING LEASE

(BUILD-TO-SUIT/TRIPLE NET)

1. BASIC TERMS. This Section 1 contains the Basic Terms of this Lease between Landlord and Tenant, named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1.	Effective Date of Lease: August 22, 2006

1.2.	Landlord: First Industrial Development Services, Inc.

1.3.	Tenant: Cybex International, Inc.

1.4.	Premises: Approximately 340,478 rentable square feet included in the Improvements (as defined on Exhibit B attached hereto) to be constructed pursuant to the terms of this Lease on land legally described on Exhibit A attached hereto.

1.5.	Lease Term: fifteen (15) years (the “Initial Term”), commencing on the Commencement Date (as defined in Exhibit B attached hereto) and ending fifteen (15) Lease Years (as hereinafter defined) thereafter unless sooner terminated as provided in this Lease (the “Expiration Date”). The Initial Term, as the same may be extended pursuant to Addendum No. 1 for any Renewal Term provided therein, is hereinafter referred to as the “Term.” The term, “Lease Year,” refers to a period of twelve (12) consecutive calendar months, the first of which twelve (12) month periods is referred to as the “Initial Lease Year;” such Initial Lease Year is the period from the Commencement Date to the last day of the calendar month in which the first annual anniversary of the Commencement Date occurs.

1.6.	Permitted Uses: (See Section 4.1) Warehousing, assembly manufacturing distribution and ancillary office

1.7.	Tenant’s Guarantor: NONE

1.8.	Brokers: (See Section 23; if none, so state): (A) Tenant’s Broker: NONE; and (B) Landlord’s Broker: NONE

1.9.	Security/Damage Deposit: (See Section 4.3) $300,000.00

1.10.	Exhibits to Lease: The following exhibits are attached to and made a part of this Lease: A (legal description); B (Construction of Improvements, inclusive of B-1 (Landlord Improvements), B-2 (Tenant Improvements), B-3 (Acceptance Agreement) and B-4 (Allowances); C (Tenant Operations Inquiry Form); D (Broom Clean Condition and Repair Requirements); Addendum No. 1 (Renewal Option); and E (Agreement of Purchase and Sale)

2. LEASE OF PREMISES; RENT.

2.1. Lease of Premises for Term. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease.

2.2. Types of Rental Payments. Tenant shall pay net base rent to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease (the “Base Rent”) in the amounts and for the periods as set forth below:

Rental Payments

Lease Period	Annual Base Rent	Monthly Base Rent
Year 1	$1,298,460	$108,205
Year 2	$1,298,460	$108,205
Year 3	$1,298,460	$108,205
Year 4	$1,377,936	$114,828
Year 5	$1,405,500	$117,125
Year 6	$1,433,616	$119,468
Year 7	$1,462,284	$121,857
Year 8	$1,491,528	$124,294
Year 9	$1,521,360	$126,780
Year 10	$1,551,792	$129,316
Year 11	$1,582,824	$131,902
Year 12	$1,614,480	$134,540
Year 13	$1,646,772	$137,231
Year 14	$1,679,712	$139,976
Year 15	$1,711,104	$142,592

Tenant shall also pay all Operating Expenses (defined below) and any other amounts owed by Tenant hereunder, including amounts owed by Tenant pursuant to the Tri-Party Agreement (defined in Section 4.4 below) (collectively, “Additional Rent”). In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within 10 days of the date when due, a late charge in an amount equal to 5% of the then delinquent installment of Base Rent and/or Additional Rent (the “Late Charge”; the Late Charge, Default Interest, as defined in Section 22.3 below, Base Rent and Additional Rent are collectively be referred to as “Rent”), shall be paid by Tenant to Landlord, c/o First Industrial, L.P., 75 Remittance Drive, Suite 1066, Chicago, IL 60675-1066 or if sent by overnight courier, The Northern Trust Company, 350 North Orleans Street, 8th Floor Receipt and Dispatch, Chicago, IL 60654 Attn: First Industrial Development Services, Inc., Suite 1066 (or such other entity designated as Landlord’s management agent, if any, and if Landlord so appoints such a management agent, the “Agent”), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise in writing.

2.3. Covenants Concerning Rental Payments; Initial and Final Rent Payments. Tenant shall pay the Rent promptly when due, without notice or demand, and without any abatement, deduction or setoff, except as specifically provided herein. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first partial calendar month of the Term shall be prorated on a per diem basis (based on a 360 day, 12 month year) and paid to Landlord on the Commencement Date.

2.4. Net Lease. This is an absolutely net lease to Landlord. It is the intent of the parties hereto that the Base Rent payable under this Lease shall be an absolutely net return to Landlord and that Tenant shall pay all costs and expenses relating to the ownership and operation of the Premises and the business carried on therein, unless otherwise expressly provided to the contrary in this Lease. Any amount or obligation relating to the Premises that is not expressly declared (under this Lease) to be that of Landlord shall be deemed to be an obligation of Tenant, to be performed by Tenant, at Tenant’s expense. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Base Rent and the Additional Rent shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected in all events, unless the requirement to pay or perform the same shall have been specifically terminated pursuant to an express provision of this Lease.

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3. OPERATING EXPENSES.

3.1. Definitional Terms Relating to Additional Rent. For purposes of this Section and other relevant provisions of the Lease:

3.1.1. Operating Expenses. The term “Operating Expenses” shall mean all of the following: (i) all market-based premiums for commercial property, casualty, general liability, boiler, flood, earthquake, terrorism and all other types of insurance provided by Landlord and relating to the Premises, all reasonable administrative costs incurred in connection with the procurement and implementation of such insurance policies, and all deductibles paid by Landlord pursuant to insurance policies required to be maintained by Landlord under this Lease, provided at any time during the Term, upon forty-five (45) days prior written notice to Landlord, Tenant may obtain directly property insurance required by the terms of this Lease pursuant to the terms of Section 10.2.2 below, in which event, after such notice period has lapsed and Tenant has provided to Landlord evidence of such insurance, no future administrative costs or premiums shall be payable to Landlord, subject to the terms of Section 10 below; (ii) Taxes, as hereinafter defined in Section 3.1.2 (subject, however, to the last sentence of Section 3.1.2); (iii) dues, fees or other costs and expenses, of any nature, due and payable to any association or comparable entity to which Landlord, as owner of the Premises, is a member or otherwise belongs and that governs or controls any aspect of the ownership and operation of the Premises; and (iv) any real estate taxes and common area maintenance expenses levied against, or attributable to, the Premises under any declaration of covenants, conditions and restrictions, reciprocal easement agreement or comparable arrangement that encumbers and benefits the Premises and other real property (e.g. a business park).

3.1.2. Taxes. The term “Taxes,” as referred to in Section 3.1.1(iii) above shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord’s income taxes and any taxes in substitution therefor), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Premises, or of the personal property and equipment located therein or used in connection therewith; and (ii) any reasonable expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Premises. For purposes hereof, Tenant shall be responsible for any Taxes that are due and payable at any time or from time to time during the Term and for any Taxes that are assessed, become a lien, or accrue during any Operating Year, which obligation shall survive the termination or expiration of this Lease. If Landlord so elects, by delivery of written notice to Tenant at any time during the Term, Tenant shall pay the Taxes directly to the taxing authority(ies), rather than to Landlord for payment to the taxing authority(ies), whereupon Tenant shall be required to pay all Taxes prior to the date on which they become delinquent and Tenant shall deliver to Landlord, promptly after Tenant’s payment of same, reasonable evidence of such payments. So long as Tenant is not in default under the Lease, Landlord shall not contest Taxes due during the Term without the prior consent of Tenant, not to be unreasonably withheld, conditioned or delayed. Landlord shall cooperate with Tenant (at no cost or expense to Landlord) in connection with any such contest which Tenant may choose to bring, provided, however, that as to any period for which the Development Agreement (defined below) prohibits or restricts any contest of Taxes, Tenant shall not contest any Taxes. Notwithstanding the foregoing, Tenant shall take no action, and Landlord shall not be required to take any action, which would cause or allow the taxing authority to take any enforcement action with respect to the Property or subject Landlord to any liability and Tenant shall be responsible for any interest or penalty arising in connection with Tenant’s failure to pay such Taxes in a timely manner in connection with Tenant’s contest of Taxes. Notwithstanding the foregoing or anything else herein to the contrary, the defined term “Taxes” shall be deemed to include (i) for so long as the Development Agreement by and between the Landlord and the City of Owatonna (the “City”), Minnesota (as amended, modified, or supplemented, the “Development Agreement”) is in effect, all ad valorum real estate taxes paid by Landlord, whether on not Landlord could have contested such Taxes or otherwise obtained relief in relation to such Taxes, and (ii) any and all amounts that are required to be paid by the Landlord pursuant to the Development Agreement in order to fund the tax increment required to be funded by the City of Owatonna therein. The Tenant agrees that prior to the termination date of the Development Agreement: (1) it will not seek administrative review or judicial review of the applicability of any tax statute relating to the taxation of real property contained on the Premises determined by any tax official to be applicable to the Premises or the Landlord or Tenant or raise the inapplicability of any such tax statute as a defense in any proceedings, including delinquent tax proceedings; provided, however, “tax statute” does not include any local ordinance or resolution levying a tax; (2) it will not seek administrative review or judicial review of the constitutionality of any tax statute relating to the taxation of real property contained on the Premises determined by any tax official to be applicable to the Premises or the Landlord or Tenant or raise the unconstitutionality of any such tax statute as a defense in any proceedings, including delinquent tax proceedings; provided, however, “tax statute” does not include any local ordinance or resolution levying a tax; (3) it will not seek any tax deferral or abatement, either presently or prospectively authorized under any other State or federal law, of the taxation of real property contained in the Premises between the date of the Development Agreement and the termination date of the Development Agreement.

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3.1.3. Operating Year. The term “Operating Year” shall mean the calendar year commencing January 1st of each year (including the calendar year within which the Commencement Date occurs) during the Term.

3.2. Payment of Operating Expenses. Tenant shall pay, as Additional Rent and in accordance with the requirements of Section 3.3, all of the Operating Expenses, as set forth in Section 3.3. Additional Rent commences to accrue upon the Commencement Date. The Operating Expenses payable hereunder for the Operating Years in which the Term begins and ends shall be prorated to correspond to that portion of said Operating Years occurring within the Term. The Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefor, and the obligations of this Section 3 shall survive the termination or expiration of the Lease.

3.3. Payment of Additional Rent. Landlord shall have the right to reasonably estimate the Operating Expenses for each Operating Year. Upon Landlord’s or Agent’s notice to Tenant of such estimated amount, Tenant shall pay, on the first day of each month during that Operating Year, an amount (the “Estimated Additional Rent”) equal to the estimate of the Operating Expenses divided by 12 (or the fractional portion of the Operating Year remaining at the time Landlord delivers its notice of the estimated amounts due from Tenant for that Operating Year). If the aggregate amount of Estimated Additional Rent actually paid by Tenant during any Operating Year is less than Tenant’s actual ultimate liability for Operating Expenses for that particular Operating Year, Tenant shall pay the deficiency within 30 days of Landlord’s written demand therefor. If the aggregate amount of Estimated Additional Rent actually paid by Tenant during a given Operating Year exceeds Tenant’s actual liability for such Operating Year, the excess shall be credited against the Estimated Additional Rent next due from Tenant during the immediately subsequent Operating Year, except that in the event that such excess is paid by Tenant during the final Lease Year, then upon the expiration of the Term, Landlord or Agent shall pay Tenant the then-applicable excess promptly after determination thereof.

3.4. Audit. Tenant shall have the right, at Tenant’s sole cost and expense, to review and audit Landlord’s records with respect to any Operating Expenses. If such audit discloses discrepancies in the amounts paid, the appropriate adjustments shall be made.

4. USE OF PREMISES; SIGNAGE; SECURITY DEPOSIT.

4.1. Use of Premises. The Premises shall be used by the Tenant for the purpose(s) set forth in Section 1.6 above and for no other purpose whatsoever. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner that may (a) violate any Certificate of Occupancy for the Premises; (b) cause, or be liable to cause, injury to, or in any way impair the value or proper utilization of, all or any portion of the Premises (including, but not limited to, the structural elements of the Premises) or any equipment, facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies or the rules and regulations of the Premises, including any covenant, condition or restriction affecting the Premises; and (d) exceed the load bearing capacity of the floor of the Premises. On or prior to the date hereof, Tenant has completed and delivered for the benefit of Landlord a “Tenant Operations Inquiry Form” in the form attached hereto as Exhibit C describing the nature of Tenant’s proposed business operations at the Premises, which form is intended to, and shall be, relied upon by Landlord. From time to time during the Term (but no more often than once in any twelve month period unless Tenant is in default hereunder or unless Tenant assigns this Lease or subleases all or any portion of the Premises, whether or not in accordance with Section 8), Tenant shall provide an updated and current Tenant Operations Inquiry Form upon Landlord’s request.

4.2. Signage. Tenant may affix any sign of any size or character to any portion of the Premises, without prior written approval of Landlord, subject to and as permitted by the requirements of any governmental code or authority and/or park association rules. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to the Premises caused by, or resulting from, such removal.

4.3. Security/Damage Deposit. Simultaneously with the execution and delivery of this Lease, Tenant shall deposit with Landlord or Agent the sum set forth in Section 1.9 above, in cash (the “Security”), representing security for the performance by Tenant of the covenants and obligations hereunder. The Security shall be held by Landlord or Agent, without interest, in favor of Tenant; provided, however, that no trust relationship shall be deemed created thereby; the Security may be commingled with other assets of Landlord; and Landlord shall not be required to pay any interest on the Security. If Tenant defaults in the performance of any of its covenants hereunder, Landlord or Agent may, without notice to Tenant, apply all or any part of the Security to the cure of such default or the payment of any sums then due from Tenant under this Lease (including, but not limited to, amounts due under Section 22.2 of this Lease as a consequence of termination of this Lease or Tenant’s right to possession), in addition to any other remedies available to Landlord. In the event the Security is so applied, Tenant shall, upon demand, immediately deposit with

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Landlord or Agent a sum equal to the amount so used. If Tenant fully and faithfully complies with all the covenants and obligations hereunder, the Security (or any balance thereof) shall be returned to Tenant within 30 days after the last to occur of (i) the date the Term expires or terminates or (ii) delivery to Landlord of possession of the Premises. Landlord may deliver the Security to any lender with a mortgage lien encumbering the Premises or to any Successor Landlord (defined below), and thereupon Landlord and Agent shall be discharged from any further liability with respect to the Security.

4.4. TIF Obligations. Tenant shall timely and duly perform all of its obligations pursuant to the Tri-Party Agreement (the “Tri-Party Agreement”), as amended, by and among the City, the Landlord and the Tenant, and the Business Subsidy Agreement, as amended, by and between Tenant and the City. Tenant shall not have caused, through any action or any failure to act by Tenant when and as required hereunder, Landlord to be in non-compliance with the Development Agreement by and between the Landlord and the City.

5. CONDITION AND DELIVERY OF PREMISES.

5.1. Condition of Premises. Landlord shall deliver the Premises in accordance with the requirements in Exhibit B hereto. Except as otherwise expressly provided in Exhibit B, Landlord shall not be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the Premises in connection with, or in consideration of, this Lease.

5.2. Commencement Date. The Commencement Date shall be determined pursuant to Exhibit B.

6. SUBORDINATION; ESTOPPEL CERTIFICATES; ATTORNMENT.

6.1. Subordination and Attornment. Provided that Tenant is provided with a reasonable and customary subordination, nondisturbance and attornment agreement from the holder of any mortgage or deed of trust, this Lease is and shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Premises and (b) any mortgage or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of (x) the Premises; (y) any ground leases or underlying leases for the benefit of the Premises; and (z) all or any portion of Landlord’s interest or estate in any of said items. Tenant shall execute and deliver, within ten (10) days of Landlord’s request, and in the form reasonably requested by Landlord (or its lender), any documents evidencing the subordination of this Lease. Tenant hereby covenants and agrees that Tenant shall attorn to any successor to Landlord.

6.2. Estoppel Certificate. Tenant agrees, from time to time and within 10 days after request by Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating such matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to timely execute and deliver such certificate shall constitute a Default, as defined below (without any obligation to provide any notice thereof or any opportunity to cure such failure to timely perform).

6.3. Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant and first arising or accruing after the effective date of Landlord’s transfer of its interest in the Premises, provided such successor assumes in writing the obligations of Landlord arising after such assignment or conveyance and in such event Tenant agrees to look solely to Landlord’s successor in interest (“Successor Landlord”) with respect thereto and agrees to attorn to such successor; provided further that in the event of an assignment by Landlord of its interest in this Lease prior to the Commencement Date, Landlord shall nonetheless remain responsible for causing the Substantial Completion Date to occur and to provide the warranty pursuant to Section 7 of Exhibit B.

7. QUIET ENJOYMENT. Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder, Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord.

8. ASSIGNMENT AND SUBLETTING. Tenant shall not (a) assign (whether directly or indirectly), in whole or in part, this Lease, or (b) allow this Lease to be assigned, in whole or in part, by operation of law or otherwise, including, without limitation, by transfer of a controlling interest (i.e. greater than a 25% interest) of stock, membership interests or partnership interests, or by merger or dissolution, which transfer of a controlling interest, merger or dissolution shall be deemed an assignment for purposes of this Lease, or (c) mortgage or pledge the Lease, or (d) sublet the Premises, in whole or in part, without (in the case of any or all of (a) through (d) above) the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Upon ten

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(10) days prior written notice to Landlord, Tenant may, without Landlord’s prior written consent, assign this Lease or sublease a portion of the Premises (i) to an entity in which Tenant is merged or consolidated or to an entity to which all or substantially all of Tenant’s assets are transferred, provided such merger, consolidation or transfer of assets is for a bona fide business purpose and not principally for the purpose of transferring Tenant’s leasehold estate or (ii) to any entity controlling Tenant, controlled by Tenant or under common control of Tenant. In no event shall any assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder; and in the case of any assignment, Landlord shall retain all rights with respect to the Security. Any purported assignment, mortgage, transfer, pledge or sublease made without the prior written consent of Landlord shall be absolutely null and void. No assignment of this Lease shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder. Regardless of whether or not an assignee or sublessee executes and delivers any documentation to Landlord pursuant to the preceding sentence, any assignee or sublessee shall be deemed to have automatically attorned to Landlord in the event of any termination of this Lease. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of its rights), collect Rent from the assignee, subtenant or occupant.

9. COMPLIANCE WITH LAWS.

9.1. Compliance with Laws. Landlord shall deliver the Premises to Tenant in accordance with the terms of Exhibit B hereto. After the Premises are delivered to Tenant, Tenant shall, at its sole expense (regardless of the cost thereof), comply with all local, state and federal laws, rules, regulations and requirements now or hereafter in force and all judicial and administrative decisions in connection with the enforcement thereof (collectively, “Laws”), whether such Laws (a) pertain to either or both of the Premises and Tenant’s use and occupancy thereof; (b) concern or address matters of an environmental nature; (c) require the making of any structural, unforeseen or extraordinary changes; and (d) involve a change of policy on the part of the body enacting the same, including, in all instances described in (a) through (d), but not limited to, the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.). If any license or permit is required for the conduct of Tenant’s business in the Premises, Tenant, at its expense, shall procure such license prior to the Commencement Date, and shall maintain such license or permit in good standing throughout the Term. Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged violation of any Law or requirement of any governmental or administrative authority with respect to either or both of the Premises and the use or occupation thereof.

9.2. Hazardous Materials. If, at any time or from time to time during the Term (or any extension thereof), any Hazardous Material (defined below) is generated, transported, stored, used, treated or disposed of at, to, from, on or in the Premises by, or as a result of any act or omission of, any or all of Tenant and any or all of Tenant Parties (defined below): (i) Tenant shall, at its own cost, at all times comply (and cause all others to comply) with all Laws relating to Hazardous Materials, and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; (ii) Tenant shall promptly provide Landlord or Agent with complete copies of all communications, permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the presence, release, threat of release, or placement of Hazardous Materials on or in the Premises or any portion of the Premises, or the generation, transportation, storage, use, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials; (iii) at any time after Landlord has a reasonable basis to believe that Tenant is not in compliance with this Section 9 or if any claim is made or threatened by any governmental authority or agency, Landlord, Agent and their respective agents and employees shall have the right to either or both (x) enter the Premises and (y) conduct appropriate tests, at Tenant’s expense, for the purposes of ascertaining Tenant’s compliance with all applicable Laws or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of the Premises; and (iv) upon written request by Landlord or Agent, Tenant shall cause to be performed, and shall provide Landlord with the results of reasonably appropriate tests of air, water or soil to demonstrate that Tenant complies with all applicable Laws or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of the Premises. This Section 9.2 does not authorize the generation, transportation, storage, use, treatment or disposal of any Hazardous Materials at, to, from, on or in the Premises in contravention of this Section 9. Tenant covenants to investigate, clean up and otherwise remediate, at Tenant’s sole expense, any release of Hazardous Materials caused, contributed to, or created by any or all of (A) Tenant and (B) any or all of Tenant’s officers, directors, members, managers, partners, invitees, agents, employees, contractors or representatives (“Tenant Parties”) during the Term. Such investigation and remediation shall be performed only after Tenant has obtained Landlord’s prior written consent; provided, however, that Tenant shall be entitled to respond (in a reasonably appropriate manner) immediately to an emergency without first obtaining such consent. All remediation shall be performed in strict compliance with Laws and to the reasonable satisfaction of Landlord. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first

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obtaining Landlord’s written consent (which consent may be given or withheld in Landlord’s sole, but reasonable, discretion) and affording Landlord the reasonable opportunity to participate in any such proceedings. As used herein, the term, “Hazardous Materials,” shall mean any waste, material or substance (whether in the form of liquids, solids or gases, and whether or not airborne) that is or may be deemed to be or include a pesticide, petroleum, asbestos, polychlorinated biphenyl, radioactive material, urea formaldehyde or any other pollutant or contaminant that is or may be deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or that presents a risk to public health or to the environment, and that is or becomes regulated by any Law. The undertakings, covenants and obligations imposed on Tenant under this Section 9.2 shall survive the termination or expiration of this Lease.

10. INSURANCE.

10.1. Insurance to be Maintained by Landlord. Landlord shall maintain: (a) a commercial property insurance policy covering the Premises (at its full replacement cost), but excluding Tenant’s personal property; (b) commercial general public liability insurance covering Landlord for claims arising out of liability for bodily injury, death, personal injury, advertising injury and property damage occurring in and about the Premises and otherwise resulting from any acts and operations of Landlord, its agents and employees; (c) rent loss insurance; (d) any other insurance coverage required by Landlord’s lender; and (e) or cause the General Contractor to maintain during the course of construction through Substantial Completion of the Improvements, Builder’s Risk insurance. All of the coverages described in (a) through (e) shall be reasonably determined from time to time by Landlord, as would be made by a prudent owner of similar property as the Premises. All insurance maintained by Landlord shall be in addition to and not in lieu of the insurance required to be maintained by the Tenant.

10.2. Insurance to be Maintained by Tenant. Tenant shall purchase, at its own expense, and keep in force at all times from and after the date of this Lease, the policies of insurance set forth below (collectively, “Tenant’s Policies”). All Tenant’s Policies shall (a) be issued by an insurance company with a Best’s rating of A or better and otherwise reasonably acceptable to Landlord and shall be licensed to do business in the state in which the Premises is located; (b) provide that said insurance shall not be canceled or materially modified unless 30 days’ prior written notice shall have been given to Landlord; (c) provide for deductible amounts that are reasonably acceptable to Landlord (and its lender, if applicable) and (d) otherwise be in such form, and include such coverages, as Landlord may reasonably require. The Tenant’s Policies described in (i) and (ii) below shall (1) provide coverage on an occurrence basis; (2) name Landlord (and its lender, if applicable) as an additional insured; (3) provide coverage, to the extent insurable, for the indemnity obligations of Tenant under this Lease; (4) contain a separation of insured parties provision; (5) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (6) provide coverage with no exclusion for a pollution incident arising from a hostile fire. All Tenant’s Policies or Certificates of Insurance shall be delivered to Landlord prior to the Commencement Date and renewals thereof shall be delivered to Landlord’s notice addresses at least 30 days prior to the applicable expiration date of each Tenant’s Policy. In the event that Tenant fails, at any time or from time to time, to comply with the requirements of the preceding sentence, Landlord may following notice to Tenant order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent. Tenant shall give prompt notice to Landlord and Agent of any known bodily injury, death, personal injury, advertising injury or property damage occurring in and about the Premises.

10.2.1. Tenant shall purchase and maintain, throughout the Term, a Tenant’s Policy(ies) of (i) commercial general or excess liability insurance, including personal injury and property damage, in the amount of not less than $1,000,000.00 per occurrence, $2,000,000.00 annual general aggregate, and $4,000,000 umbrella per location; (ii) comprehensive automobile liability insurance covering Tenant against any personal injuries or deaths of persons and property damage based upon or arising out of the ownership, use, occupancy or maintenance of a motor vehicle at the Premises and all areas appurtenant thereto in the amount of not less than $1,000,000, combined single limit; (iii) commercial property insurance covering Tenant’s personal property (at its full replacement cost); and (iv) workers’ compensation insurance per the applicable state statutes covering all employees of Tenant.

10.2.2. Provided Tenant is not in default under this Lease and has not assigned its interest in this Lease to Landlord, to procure and pay directly for the commercial property insurance covering the Property. Tenant’s property insurance policy shall name Landlord (and its lender, if applicable) as mortgagee loss payee as its interest may appear, and cover all improvements at any time situated upon the Premises, including, without limitation, the Improvements, the parking areas, against loss or damage by fire, lighting, wind storm, hail storm, aircraft, vehicles, smoke, explosion, riot or civil commotion as provided by the Standard Fire and Extended Coverage Policy and all other risks of direct physical loss as insured against under Special Form (“all risk” coverage). The insurance coverage shall be for not less than 100% of the full replacement cost of such improvements with agreed amount endorsement and building ordinance coverage and shall include rental interruption insurance for twelve (12) months of rent and operating expenses reimbursement.

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10.3. Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant mutually waive their respective rights of recovery against each other and each other’s officers, directors, constituent partners, members, agents and employees, and Tenant further waives such rights against (a) each lessor under any ground or underlying lease encumbering the Premises and (b) each lender under any mortgage or deed of trust or other lien encumbering the Premises (or any portion thereof or interest therein), to the extent any loss is insured against or required to be insured against under this Lease, including, but not limited to, losses, deductibles or self-insured retentions covered by Landlord’s or Tenant’s commercial property policies described above. This provision is intended to waive, fully and for the benefit of each party to this Lease, any and all rights and claims that might give rise to a right of subrogation by any insurance carrier. Each party shall cause its respective insurance policy(ies) to be endorsed to evidence compliance with such waiver.

11. ALTERATIONS. From and after the Commencement Date, Tenant may, from time to time, at its expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as “Alterations”), provided that Tenant first obtains the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Tenant may make any interior, non-structural Alterations costing less than $50,000 per Alteration and less than $150,000 in the aggregate for all Alterations occurring during a particular calendar year without obtaining Landlord’s consent, provided that Tenant shall provide Landlord with 5 days written notice prior to the commencement of any such Alterations for which Landlord’s consent is not required and Tenant complies with the requirements set forth below in this Section 11. All of the following shall apply with respect to all Alterations: (a) the Alterations are non-structural and the structural integrity of the Premises shall not be affected; (b) the Alterations are to the interior of the Premises; (c) the proper functioning of the mechanical, electrical, heating, ventilating, air-conditioning (“HVAC”), sanitary and other service systems of the Premises shall not be affected and the usage of such systems by Tenant shall not be increased; and (d) Tenant shall have appropriate insurance coverage, reasonably satisfactory to Landlord, regarding the performance and installation of the Alterations. Additionally, before proceeding with any Alterations, Tenant shall (i) at Tenant’s expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) if Landlord’s consent is required for the planned Alteration, submit to Landlord, for its written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received Landlord’s approval (if required); and (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to deliver to Landlord certificates of insurance (in a form reasonably acceptable to Landlord) evidencing policies of commercial general liability insurance (providing the same coverages as required in Section 10.2 above) and workers’ compensation insurance. Such insurance policies shall satisfy the obligations imposed under Section 10.2. Tenant shall cause the Alterations to be performed in compliance with all applicable permits, Laws and requirements of public authorities, and with Landlord’s reasonable rules and regulations or any other restrictions that Landlord may impose on the Alterations. Tenant shall cause the Alterations to be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Premises established by Landlord. With respect to any and all Alterations for which Landlord’s consent is required, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers. If Landlord’s consent to any Alterations is required, and Landlord provides that consent, then at the time Landlord so consents, Landlord shall also advise Tenant whether or not Landlord shall require that Tenant remove such Alterations at the expiration or termination of this Lease. If Landlord requires Tenant to remove the Alterations, then, during the remainder of the Term, Tenant shall be responsible for the maintenance of appropriate commercial property insurance (pursuant to Section 10.2) therefor; however, if Landlord shall not require that Tenant remove the Alterations, such Alterations shall constitute Landlord’s Property and Landlord shall be responsible for the insurance thereof, pursuant to Section 10.1.

12. LANDLORD’S AND TENANT’S PROPERTY. All fixtures, machinery, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of, or during the Term, whether or not placed there by or at the expense of Tenant, but excluding all machinery, equipment and such fixtures purchased by Tenant not pertaining to the operating systems of the Building and pertaining to Tenant’s business, shall become and remain a part of the Premises; shall be deemed the property of Landlord (the “Landlord’s Property”), without compensation or credit to Tenant; and shall not be removed by Tenant at the Expiration Date unless Landlord requires their removal (including, but not limited to, Alterations pursuant to Section 11). Further, any personal property in the Premises on the Commencement Date, movable or otherwise, unless installed and paid for by Tenant, shall also constitute Landlord’s Property and shall not be removed by Tenant. In no event shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole discretion): any power wiring or power panels, lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other HVAC equipment, fencing or security gates, or other similar building operating equipment and decorations. At or before the Expiration Date, or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises all of Tenant’s personal property and any Alterations that Landlord requires be removed pursuant to Section 11, and Tenant shall repair (to Landlord’s reasonable satisfaction) any damage to the Premises resulting from either or both

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such installation and removal. Without respect to the portion of Tenant’s Property that is described as collateral pursuant to any third party financing for Tenant’s Property, Landlord agrees to waive any lien, statutory or otherwise, that Landlord may have with respect to such Tenant’s Property for the duration of such third party financing, provided, however, that such waiver shall not relieve Tenant of the obligation to remove Tenant’s Property from the Premises on a timely basis and provided further that Landlord’s waiver of lien shall not apply to any of Tenant’s Property that is not subject to or that is released from the lien created by the third party financing obtained by Tenant. Landlord agrees to execute a Landlord’s waiver in a form reasonably acceptable to Landlord, provided that Tenant’s Property is specifically described thereon and does not include any of Landlord’s Property and subject to the other terms and conditions of this Lease. Any other items of Tenant’s personal property that remain in the Premises after the Expiration Date, or following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, in Landlord’s sole and absolute discretion and without accountability, at Tenant’s expense.

13. REPAIRS AND MAINTENANCE.

13.1. Tenant Responsibilities. Tenant acknowledges that, with full awareness of its obligations under this Lease, Tenant has accepted the condition, state of repair and appearance of the Premises, subject to the obligations of Landlord pursuant to Exhibit B. Except for (a) Landlord’s obligations under Exhibit B and (b) events of damage, destruction or casualty to the Premises (as addressed in Section 18 below), Tenant agrees that, at its sole expense, it shall put, keep and maintain the Premises, including any Alterations and any altered, rebuilt, additional or substituted buildings, structures and other improvements thereto or thereon, in the same condition that exists on the Commencement Date (reasonable wear and tear excepted), and in a safe condition, repair and appearance (collectively, the “Required Condition”) and shall make all repairs and replacements necessary therefor. Without limiting the foregoing, Tenant shall promptly make all structural and nonstructural, foreseen and unforeseen, ordinary and extraordinary changes, replacements and repairs of every kind and nature, and correct any patent or latent defects in the Premises, which may be required to put, keep and maintain the Premises in the Required Condition. Tenant will keep the Premises orderly and free and clear of rubbish. Tenant covenants to perform or observe all terms, covenants and conditions of any easement, restriction, covenant, declaration or maintenance agreement (collectively, “Easements”) to which the Premises are currently subject or become subject pursuant to this Lease, whether or not such performance is required of Landlord under such Easements, including, without limitation, payment of all amounts due from Landlord or Tenant (whether as assessments, service fees or other charges) under such Easements. Tenant shall deliver to Landlord promptly, but in no event later than five (5) business days after receipt thereof, copies of all written notices received from any party thereto regarding the non-compliance of the Premises or Landlord’s or Tenant’s performance of obligations under any Easements. Tenant shall, at its expenses, use reasonable efforts to enforce compliance with any Easements benefiting the Premises by any other person or entity or property subject to such Easement. Except with respect to Landlord’s obligations under Exhibit B, Landlord shall not be required to maintain, repair or rebuild, or to make any alterations, replacements or renewals of any nature to the Premises, or any part thereof, whether ordinary or extraordinary, structural or nonstructural, foreseen or not foreseen, or to maintain the Premises or any part thereof in any way or to correct any patent or latent defect therein. Tenant hereby expressly waives any right to make repairs at the expense of Landlord which may be provided for in any Law in effect at the Commencement Date or that may thereafter be enacted. If Tenant shall vacate or abandon the Premises, it shall give Landlord immediate written notice thereof.

13.2. HVAC Maintenance Contract. Tenant shall also maintain, in full force and effect, a preventative maintenance and service contract with a reputable service provider for maintenance of the HVAC systems of the Premises (the “HVAC Maintenance Contract”). Such HVAC Maintenance Contract may commence immediately following the expiration of the one-year warranty relating to the HVAC system, as described in Exhibit B hereto. The terms and provisions of any such HVAC Maintenance Contract shall require that the service provider maintain the Premises’ HVAC system in accordance with the manufacturer’s recommendations and otherwise in accordance with normal, customary and reasonable practices in the geographic area in which the Premises is located and for HVAC systems comparable to the Premises’ HVAC system. Within 30 days following the Commencement Date, Tenant shall procure and deliver to Landlord the HVAC Maintenance Contract. Thereafter, upon written request, Tenant shall provide to Landlord a copy of renewals or replacements of such HVAC Maintenance Contract no later than 30 days prior to the then-applicable expiry date of the existing HVAC Maintenance Contract. If Tenant fails to timely deliver to Landlord the HVAC Maintenance Contract (or any applicable renewal or replacement thereof), then Landlord shall have the right to contract directly for the periodic maintenance of the HVAC systems in the Premises and to charge the cost thereof back to Tenant as Additional Rent.

14. UTILITIES. Tenant shall purchase all utility services and shall provide for scavenger, cleaning and extermination services. Tenant shall pay the utility charges for the Premises directly to the utility or municipality providing such service, all charges shall be paid by Tenant before they become delinquent. Tenant shall be solely responsible for the repair and maintenance of any

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meters necessary in connection with such services. Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of (x) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (y) the HVAC systems of the Premises.

15. INVOLUNTARY CESSATION OF SERVICES. Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of any or all of the HVAC, electric, sanitary, elevator (if any), and other systems serving the Premises, or to stop any other services required by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or (ii) any other cause beyond Landlord’s reasonable control. Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of services to the Premises that occurs as a result of causes beyond Landlord’s or Agent’s reasonable control. No such interruption of service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligation to pay Rent; provided, however, that if any interruption of services persists for a period in excess of five (5) consecutive business days Tenant shall, as Tenant’s sole remedy, be entitled to a proportionate abatement of Rent to the extent, if any, of any actual loss of use of the Premises by Tenant.

16. LANDLORD’S RIGHTS. Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises at any time or times upon reasonable prior notice and with the accompaniment of a representative of Tenant (except in the event of emergency) to examine and inspect the Premises and to show them to actual and prospective lenders, prospective purchasers or mortgagees of the Premises or providers of capital to Landlord and its affiliates; and in connection with the foregoing, to install a sign at or on the Premises to advertise the Premises for lease or sale; during the period of six months prior to the Expiration Date (or at any time, if Tenant has abandoned the Premises), Landlord and its agents may exhibit the Premises to prospective tenants. Additionally, Landlord and Agent shall have the following right with respect to the Premises, exercisable without notice to Tenant, without liability to Tenant, and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: to have pass keys, access cards, or both, to the Premises.

17. NON-LIABILITY AND INDEMNIFICATION.

17.1. Non-Liability. Except as otherwise expressly set forth in this Lease, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable under this Lease to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property. Further, except as otherwise expressly set forth in this Lease, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant under this Lease (a) for any damage caused by other persons in, upon or about the Premises, or caused by operations in construction of any public or quasi-public work; (b) for consequential or indirect damages, including those purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) for any defect in the Premises; (d) for injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Premises, or from the pipes, appliances or plumbing work of the same.

17.2. Tenant Indemnification. Except in the event of, and to the extent of, Landlord’s gross negligence or willful misconduct, Tenant hereby indemnifies, defends, and holds Landlord, Agent, Landlord’s members and their respective affiliates, owners, partners, members, directors, officers, agents and employees (collectively, “Landlord Indemnified Parties”) harmless from and against any and all Losses (defined below) arising from or in connection with any or all of: (a) the conduct or management of the Premises or any business therein, or any work or Alterations done, or any condition created by any or all of Tenant and Tenant Parties in or about the Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant has possession of, or is given access to the Premises; (b) any act, omission or negligence of any or all of Tenant and Tenant Parties; (c) any accident, injury or damage whatsoever occurring in, at or upon the Premises and caused by any or all of Tenant and Tenant Parties; (d) any breach by Tenant of any or all of its warranties, representations and covenants under this Lease; (e) any actions necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code; (f) the creation or existence of any Hazardous Materials in, at, on or under the Premises, if and to the extent brought to the Premises or caused by Tenant or any party within Tenant’s control; and (g) any violation or alleged violation by any or all of Tenant and Tenant Parties of any Law (collectively, “Tenant’s Indemnified Matters”). In case any action or proceeding is brought against any or all of Landlord and the Landlord Indemnified Parties by reason of any of Tenant’s Indemnified Matters, Tenant, upon notice from any or all of Landlord, Agent or any Superior Party (defined below), shall resist and defend such action or proceeding by counsel reasonably

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satisfactory to, or selected by, Landlord. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (actual, but not consequential), penalties, fines, liabilities, losses of every kind and nature, suits, administrative proceedings, costs and fees, including, without limitation, attorneys’ and consultants’ reasonable fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity. The provisions of this Section 17.2 shall survive the expiration or termination of this Lease.

17.3. Landlord Indemnification. Landlord hereby indemnifies, defends and holds Tenant harmless from and against any and all Losses actually suffered or incurred by Tenant as the result of any gross negligence, willful or intentional acts or omissions of any or all of Landlord, Agent and any parties within the control of either or both of Landlord and Agent and from the existence of any Hazardous Materials in violation of Environmental Laws to the extent brought to the Premises or due to a violation caused by Landlord or Agent or any parties within the control of either or both of Landlord and Agent. Notwithstanding anything to the contrary set forth in this Lease, however, in all events and under all circumstances, the liability of Landlord to Tenant, whether under this Section 17.3 or any other provision of this Lease, shall be limited to the interest of Landlord in the Premises, and Tenant agrees to look solely to Landlord’s interest in the Premises for the recovery of any judgment or award against Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency. The provisions of this Section 17.3 shall survive the expiration or termination of this Lease.

17.4. Force Majeure. From and after the Commencement Date, neither the obligations of Tenant (except the obligation to pay Rent and the obligation to maintain insurance, and provide evidence thereof, in accordance with Section 10.2) nor those of Landlord (except as otherwise specifically provided in Exhibit B) shall be affected, impaired or excused, and neither Landlord nor Tenant shall have any liability whatsoever to the other, with respect to any act, event or circumstance arising out of either or both (a) Landlord’s or Tenant’s, as the case may be, failure to fulfill, or delay in fulfilling any of its obligations under this Lease (except, with respect to Tenant, the obligation to pay Rent and the obligation to maintain insurance, and provide evidence thereof, in accordance with Section 10.2) by reason of labor dispute, governmental preemption of property in connection with a public emergency or shortages of fuel, supplies, or labor, or any other cause, whether similar or dissimilar, beyond Landlord’s or Tenant’s, as the case may be, reasonable control; or (b) any failure or defect in the supply, quantity or character of utilities furnished to the Premises, or by reason of any requirement, act or omission of any public utility or others serving the Premises, beyond Landlord’s or Tenant’s, as the case may be, reasonable control.

18. DAMAGE OR DESTRUCTION.

18.1. Notification and Repair; Rent Abatement. Tenant shall give prompt notice to Landlord and Agent of (a) any fire or other casualty to the Premises, and (b) any damage to, or defect in, any part or appurtenance of the Premises’ sanitary, electrical, HVAC, elevator or other systems. In the event that, as a result of Tenant’s failure to promptly notify Landlord pursuant to the preceding sentence, Landlord’s insurance coverage is compromised or adversely affected, then Tenant is and shall be responsible for the payment to Landlord of any insurance proceeds that Landlord’s insurer fails or refuses to pay to Landlord as a result of the delayed notification. Subject to the provisions of Section 18.2 below, if the Premises is damaged by fire or other insured casualty, Landlord shall repair (or cause Agent to repair) the damage and restore and rebuild the Premises (except Tenant’s personal property) with reasonable dispatch after the adjustment of the insurance proceeds attributable to such damage. Landlord (or Agent, as the case may be) shall use its diligent, good faith efforts to make such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant’s use and occupancy of the Premises, but Landlord or Agent shall not be required to do such repair or restoration work except during normal business hours of business days. If the Premises are partially damaged by fire or other casualty, the Rent shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant.

18.2. Total Destruction. If, after the Commencement Date, the Premises shall be totally destroyed by fire or other casualty, or, after the Commencement Date, if the Premises shall be so damaged by fire or other casualty that (in the reasonable opinion of a reputable contractor or architect designated by Landlord): (i) its repair or restoration requires more than 180 days or (ii) such repair or restoration requires the expenditure of more than 50% of the full insurable value of the Premises immediately prior to the casualty, Landlord and Tenant shall each have the option to terminate this Lease (by so advising the other, in writing) within 10 days after said contractor or architect delivers written notice of its opinion to Landlord and Tenant, but in all events prior to the commencement of any restoration of the Premises by Landlord. Additionally, if the damage (x) is less than the amount stated in (ii) above, but more than 10% of the full insurable value of the Premises; and (y) occurs during the last two years of Lease Term, then Landlord, but not Tenant, shall have the option to terminate this Lease pursuant to the notice and within the time period established pursuant to the immediately preceding sentence. In the event of a termination pursuant to either of the preceding two (2) sentences, the termination shall be effective as of the date upon which either Landlord or Tenant, as the case may be, receives timely written notice from the other terminating this Lease pursuant to the preceding sentence. If neither Landlord nor Tenant timely delivers a

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termination notice, this Lease shall remain in full force and effect. Notwithstanding the foregoing, if (A) any holder of a mortgage or deed of trust encumbering the Premises or landlord pursuant to a ground lease encumbering the Premises (collectively, “Superior Parties”) or other party entitled to the insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Premises, or (B) the issuer of any commercial property insurance policies on the Premises fails to make available to Landlord sufficient proceeds for restoration of the Premises, then Landlord may, at Landlord’s sole option, terminate this Lease by giving Tenant written notice to such effect within 30 days after Landlord receives notice from the Superior Party or insurance company, as the case may be, that such proceeds shall not be made available, in which event the termination of this Lease shall be effective as of the date Tenant receives written notice from Landlord of Landlord’s election to terminate this Lease. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of repairs and restoration, provided if restoration is delayed for a period of 90 days beyond the date established by Landlord for completion, subject to extension for any force majeure delays or Tenant-caused delays,, Tenant may terminate this Lease upon notice to Landlord given within thirty (30) days after ninety (90) day period, unless Landlord completes the restoration within 60 days following Tenant’s notice of termination. For purposes of this Section 18.2 only, “full insurable value” shall mean replacement cost, less the cost of footings, foundations and other structures below grade.

19. EMINENT DOMAIN. If, after the Commencement Date, the whole, or any substantial (as reasonably determined by Landlord) portion, of the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, and such taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate effective when the physical taking of said Premises occurs. If less than a substantial portion of the Premises is so taken or condemned, or if the taking or condemnation is temporary (i.e., for a period of less than 180 days) regardless of the portion of the Premises affected, this Lease shall not terminate, but the Rent payable hereunder shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant. Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking or conveyance, and Tenant shall have no claim against Landlord for the value of any unexpired portion of this Lease. Notwithstanding the foregoing, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, or for its personal property, shall be the property of Tenant.

20. SURRENDER AND HOLDOVER. On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises: (a) Tenant shall quit and surrender the Premises to Landlord “broom-clean” (as defined by Exhibit D, attached hereto and incorporated herein by reference), and in a condition that would reasonably be expected with normal and customary use in accordance with prudent operating practices and in accordance with the covenants and requirements imposed under this Lease, subject only to ordinary wear and tear (as is attributable to deterioration by reason of time and use, in spite of Tenant’s reasonable care) and such damage or destruction as Landlord is required to repair or restore under this Lease; (b) Tenant shall remove all of Tenant’s personal property therefrom, except as otherwise expressly provided in this Lease; and (c) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises. Landlord shall be permitted to inspect the Premises in order to verify compliance with this Section 20 at any time prior to (x) the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant. The obligations imposed under the first sentence of this Section 20 shall survive the termination or expiration of this Lease. If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant’s right to possession: (i) Tenant shall be deemed a tenant-at-will; (ii) Tenant shall pay 150% of the aggregate of all Rent last prevailing hereunder; (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated by either party hereto upon 30 days’ prior written notice given by the terminating party to the non-terminating party. The provisions of this Section 20 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

21. EVENTS OF DEFAULT.

21.1. Bankruptcy of Tenant. It shall be a default by Tenant under this Lease (“Default” or “Event of Default”) if Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law, or an involuntary petition is filed against Tenant under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law that is not dismissed within 90 days after filing, or whenever a receiver of Tenant, or of, or for, the property of Tenant shall be appointed, or Tenant admits it is insolvent or is not able to pay its debts as they mature.

21.2. Default Provisions. In addition to any Default arising under Section 21.1 above, each of the following shall constitute a Default: (a) if Tenant fails to pay Rent or any other payment when due hereunder within five days after written notice from Landlord of such failure to pay on the due date; provided, however, that if in any consecutive 12 month period, Tenant

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shall, on two (2) separate occasions, fail to pay any installment of Rent on the date such installment of Rent is due, then, on the third such occasion and on each occasion thereafter on which Tenant shall fail to pay an installment of Rent on the date such installment of Rent is due, Landlord shall be relieved from any obligation to provide notice to Tenant, and Tenant shall then no longer have a five day period in which to cure any such failure; (b) if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of 30 days after Landlord’s delivery to Tenant of written notice of such default under this Section 21.2(b); provided, however, that if the default cannot, by its nature, be cured within such 30 day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial 30 day cure period, then Landlord shall not exercise its remedies under Section 22 unless such default remains uncured for more than 120 days after the initial delivery of Landlord’s original default notice; and, at Landlord’s election; or (c) after execution thereof by Tenant, any default by Tenant pursuant to that certain Business Subsidy Agreement, as amended, by and between Tenant and the City or that certain Tri-Party Agreement, as amended, by and among the City, the Landlord and the Tenant.

22. RIGHTS AND REMEDIES.

22.1. Landlord’s Cure Rights Upon Default of Tenant. If a Default occurs, then Landlord may (but shall not be obligated to) cure or remedy the Default for the account of, and at the expense of, Tenant, but without waiving such Default.

22.2. Landlord’s Remedies. In the event of any Default by Tenant under this Lease, Landlord, at its option, may, in addition to any and all other rights and remedies provided in this Lease or otherwise at law or in equity do or perform any or all of the following:

22.2.1. Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession to Landlord. In such event, Landlord shall be entitled to recover from Tenant all of: (i) the unpaid Rent that is accrued and unpaid as of the date on which this Lease is terminated; (ii) the worth, at the time of award, of the amount by which (x) the unpaid Rent that would otherwise be due and payable under this Lease (had this Lease not been terminated) for the period of time from the date on which this Lease is terminated through the Expiration Date exceeds (y) the amount of such rental loss that the Tenant proves could have been reasonably avoided; and (iii) any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of events, would be likely to result therefrom, including but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Term (as of the date on which this Lease is terminated). The worth, at the time of award, of the amount referred to in provision (ii) of the immediately preceding sentence shall be computed by discounting such amount at the current yield, as of the date on which this Lease is terminated under this Section 22.2.1, on United States Treasury Bills having a maturity date closest to the stated Expiration Date of this Lease, plus one percent per annum. Efforts by Landlord to mitigate damages caused by Tenant’s Default (which mitigation Landlord agrees to pursue in a commercially reasonable manner) shall not waive Landlord’s right to recover damages under this Section 22.2. If this Lease is terminated through any unlawful entry and detainer action, Landlord shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable in such action, or Landlord may reserve the right to recover all or any part of such Rent and damages in a separate suit; or

22.2.2. Continue the Lease and either (a) continue Tenant’s right to possession or (b) terminate Tenant’s right to possession and in the case of either (a) or (b), recover the Rent as it becomes due. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Landlord’s interests shall not constitute a termination of the Tenant’s right to possession; or

22.2.3. Pursue any other remedy now or hereafter available under the laws of the state in which the Premises are located.

22.2.4. Without limitation of any of Landlord’s rights in the event of a Default by Tenant, Landlord may also exercise its rights and remedies with respect to any Security under Section 4.3 above.

Any and all personal property of Tenant that may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law may be handled, removed or stored by Landlord at the sole risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges for such property of Tenant so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not removed from the Premises as of the Expiration Date or any

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other earlier date on which this Lease is terminated shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant. Neither expiration or termination of this Lease nor the termination of Tenant’s right to possession shall relieve Tenant from its liability under the indemnity provisions of this Lease.

22.3. Additional Rights of Landlord. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate of 5% per annum above the “prime” or “reference” or “base” rate (on a per annum basis) of interest publicly announced as such, from time to time, by the JPMorgan Chase Bank, NA, or its successor (“Default Interest”), from the due date thereof until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord’s or Agent’s submission of an invoice therefor. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

22.4. Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) “adequate assurance of future performance” by Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

22.5. Payment in the Event of Full Recovery. Notwithstanding anything to the contrary contained herein, in the event Tenant exercised its Purchase Option pursuant to Section 24 below and Tenant breached its obligation to close on the purchase of the Property such that Landlord was entitled to and received the Earnest Money (as defined in Section 24.4), pursuant to the Purchase and Sale Agreement (as defined in Section 24.1), then in the event that Landlord has through either a single action or a series of actions collected a final and full satisfaction of all of its claims against Tenant for all amounts, including all Rent, owing to Landlord under the Lease (the “Claim Amount”) from Tenant, then Landlord will pay to Tenant all or a portion of the amount of the Earnest Money to the extent that the Claim Amount exceeds the Earnest Money and Landlord previously received the Earnest Money and has not returned any portion of it to Tenant. By receipt of all or any portion of the Earnest Money, Tenant waives any right to contest the amount or payment of any Claim Amount. In the event that all or any portion of a Claim Amount is refunded to Tenant for any reason, Tenant shall refund the corresponding portion of the Earnest Money paid hereunder by Landlord.

22.6. Landlord Default; Tenant’s Remedies. Landlord shall be in default if Landlord fails to perform any term, condition, covenant or obligation required under this Lease by Landlord after the Rent Commencement Date, and such default continues for a period of 30 days after receipt of written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within 30 days, such default shall be deemed to have been cured if Landlord commences such performance within said 30 day period and thereafter diligently undertakes to complete the same. Provided that Landlord is in default hereunder beyond the notice and cure periods provided for above, then Tenant shall have the right to use reasonable measures to cure such default on behalf of Landlord and all reasonable sums incurred by Tenant (together with interest accruing thereon at the Default Rate from and after the date that Tenant expends any such sums) shall be reimbursed by Landlord to Tenant within 30 days following Landlord’s receipt of written demand therefor accompanied by supporting invoices.

23. BROKER. Tenant covenants, warrants and represents that the broker set forth in Section 1.8(A) was the only broker to represent Tenant in the negotiation of this Lease (“Tenant’s Broker”). Landlord covenants, warrants and represents that the broker set forth in Section 1.8(B) was the only broker to represent Landlord in the negotiation of this Lease (“Landlord’s Broker”).

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Landlord shall be solely responsible for paying the commission of Landlord’s Broker. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder’s fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of this Lease.

24. LIMITED PURCHASE OPTION.

24.1. Purchase Option. Tenant shall have the right to purchase the Premises in accordance with the terms of the Purchase and Sale Agreement attached hereto as Exhibit E (the “Purchase and Sale Agreement”). Tenant shall have the option to purchase the Premises on two separate occasions pursuant to the terms and conditions set forth in this Section 24.

24.2. Term of Purchase Option. The term of the first Purchase Option (the “First Purchase Option Term”) shall commence and terminate on the Effective Date of the Lease. The term of the second Purchase Option (the “Second Purchase Option Term”) shall commence on the day after the Effective Date of the Lease and shall terminate on December 31, 2006 (the “First Purchase Option Term” and the “Second Purchase Option Term” are herein individually and collectively referred to as the “Purchase Option Term” as the content requires).

24.3. Manner and Effect of Exercise. Tenant may exercise the Purchase Option only by (i) delivering to Landlord, prior to the expiration of the applicable Purchase Option Term, (a) a written notice of exercise (an “Exercise Notice”), (b) four original counterparts of the Purchase and Sale Agreement executed and delivered in counterparts by Tenant, and (ii) depositing with the escrowee under the Purchase and Sale Agreement, prior to the expiration of the applicable Purchase Option Term the earnest money deposit as required by the Purchase and Sale Agreement. If Tenant fails timely and properly to exercise the Purchase Option in accordance herewith, the Purchase Option shall automatically and irrevocably expire and Tenant shall have no further rights under this Section 24.

24.4. Purchase Price and Earnest Money. The total purchase price to be paid to Landlord by Tenant at Closing (defined below) for the sale hereunder shall be an amount equal to $14,250,000.00, if the Exercise Notice is timely given for the First Purchase Option Term subject to increase on account of Additional Project Costs as defined in Exhibit B (the “First Option Purchase Price”); and (b) $14,500,000.00, if the Exercise Notice is timely given for the Second Purchase Option Term subject to increase on account of Additional Project Costs as defined in Exhibit B (the “Second Option Purchase Price”); the “First Option Purchase Price” and the “Second Option Purchase Price” are herein sometimes referred to as the “Purchase Price”). Within four (4) business days after execution of the Purchase and Sale Agreement, Tenant shall deliver to Landlord, as earnest money, the sum of $500,000.00 in cash (“Earnest Money”), which Earnest Money amount shall be applicable to either the First Purchase Option Term or the Second Purchase Option Term. The Earnest Money shall be applied in the manner described in the Agreement of Purchase and Sale.

24.5. Acquisition Price Assumption. For no further consideration (including, but not limited to any adjustment to the Purchase Price), (a) Tenant shall at Closing assume any and all of Landlord’s obligations (i) to pay the purchase price under the City PSA (the “Acquisition Price”), whether or not such Acquisition Price is past due or not yet due and payable, (ii) under the Development Agreement, and (b) Landlord shall assign all of its rights pursuant to the TIF Note. Notwithstanding the foregoing, to the extent that Tenant has delivered, when and as required hereunder, the amount attributable to such Acquisition Price as part of the Taxes and Landlord has willfully not paid such Acquisition Price to the City, then Tenant shall not be required to assume such obligation. The obligations of the Tenant pursuant to the Tri-Party Agreement shall survive the termination of this Lease and any conveyance of the Premises pursuant to the purchase option set forth in this Section 24.

24.6. Effect on Lease. Upon consummation of the Closing pursuant to the Agreement of Purchase and Sale, this Lease shall terminate except for those provisions which by their terms expressly survive such a termination including, without limitation, the provisions of Exhibit B. If Closing does not occur then the terms and conditions of this Lease shall remain in full force and effect. In the event Tenant gives the Exercise Notice, the provisions of the Purchase and Sale Agreement executed by Landlord and Tenant shall prevail in the event of any conflict between the Purchase and Sale Agreement and the provisions of Sections 18 and 19 of this Lease.

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25.	MISCELLANEOUS.

25.1. Merger. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

25.2. Notices. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if (a) personally delivered, or (b) if sent by Federal Express or other comparable commercial overnight delivery service, or (c) sent by certified mail, return receipt requested and postage prepaid addressed (in the case of any or all of (a), (b) and (c) above) to the other party at the addresses set forth below each party’s respective signature block (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made (i) on the day so delivered or (ii) in the case of overnight courier delivery on the first business day after having been deposited with the courier service, and (iii) in the case of certified mail, on the third (3rd) business day after deposit with the U.S. Postal Service, postage prepaid.

25.3. Non-Waiver. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

25.4. Legal Costs. Any party in breach or default under this Lease (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any legal fees and court (or other administrative proceeding) costs or expenses that the Nondefaulting Party incurs in connection with the breach or default, regardless whether suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, in the event of litigation, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys’ fees and costs, which sum shall be paid by the losing party. Tenant shall pay Landlord’s attorneys’ reasonable fees incurred in connection with Tenant’s request for Landlord’s consent under provisions of this Lease governing assignment and subletting, or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.

25.5. Parties Bound. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord’s ownership interest in the Premises. In the event of such conveyance and transfer, Landlord’s obligations shall thereafter be binding upon each transferee (whether Successor Landlord or otherwise). No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

25.6. Recordation of Lease. Tenant may record a memorandum of this Lease which may reference Tenant’s option to purchase.

25.7. Governing Law; Construction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises is located. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Lease may be executed in counterpart and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

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25.8. Time. Time is of the essence for this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Premises is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

25.9. Authority of Tenant. Landlord and Tenant hereby represent, warrant, and covenant with and to the other party as follows: the individual(s) acting as signatory on behalf of such party is(are) duly authorized to execute this Lease; such party has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon such party; and such party shall timely and completely perform all of its obligations hereunder.

25.10. WAIVER OF TRIAL BY JURY. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

25.11. Financial Information. If at any time Tenant is no longer publicly held, then (i) from time to time during the Term, Tenant shall deliver to Landlord information and documentation describing and concerning Tenant’s financial condition, and in form and substance reasonably acceptable to Landlord, within ten (10) days following Landlord’s written request therefor, and (ii) upon Landlord’s request, Tenant shall provide to Landlord the most currently available audited financial statement of Tenant and if no such audited financial statement is available, then Tenant shall instead deliver to Landlord its most currently available balance sheet and income statement. Furthermore, upon the delivery of any such financial information from time to time during the Term, Tenant shall be deemed to automatically represent and warrant to Landlord that the financial information delivered to Landlord is true, accurate and complete, and that there has been no adverse change in the financial condition of Tenant since the date of the then-applicable financial information.

25.12. Confidential Information. Except as required with respect to Tenant’s securities filing requirements, Tenant agrees to maintain in strict confidence the economic terms of this Lease and any or all other materials, data and information delivered to or received by any or all of Tenant and Tenants’ Parties either prior to or during the Term in connection with the negotiation and execution hereof. The provisions of this Section 25.12 shall survive the termination of this Lease.

25.13. Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

25.14. Lien Prohibition. Tenant shall not permit any mechanics or materialmen’s liens to attach to the Premises. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within 30 days after the filing thereof; or, within such thirty (30) day period, Tenant shall provide Landlord, at Tenant’s sole expense, with endorsements (satisfactory, both in form and substance, to Landlord and the holder of any mortgage or deed of trust) to the existing title insurance policies of Landlord and the holder of any mortgage or deed of trust, insuring against the existence of, and any attempted enforcement of, such lien or encumbrance. In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord, on demand and as Additional Rent under this Lease, for all costs and expenses incurred in connection therewith, together with Default Interest thereon, which expenses shall include reasonable fees of attorneys of Landlord’s choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises.

25.15. Counterparts. This Lease may be executed in multiple counterparts, but all such counterparts shall together constitute a single, complete and fully-executed document.

25.16. Lease Contingency. The obligations of Landlord and Tenant under this Lease (including, but not limited to, Landlord’s obligations under Exhibit B hereto) shall be and are expressly conditioned and contingent (the “Conditions Precedent”) upon (i) the closing under the City PSA having occurred; (ii) Landlord, Tenant and the City having entered into the Tri-Party Agreement in form and substance acceptable to Landlord; and (iii) Landlord and the City having entered into the Development Agreement in form and substance acceptable to Landlord, and the City and Tenant having entered into the Business Subsidy Agreement. In the event the foregoing conditions are not satisfied by September 30, 2006, either Landlord or Tenant shall have the right to terminate this Lease by so advising the other in writing, within five (5) business days after the expiration of the date of such conditions, and in the event of such termination, neither party shall have any obligation to the other under this Lease.

[Signature Page Follows]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

FIRST INDUSTRIAL DEVELOPMENT SERVICES, INC., a Maryland corporation

By:	/s/ Bernard Bak
Its:	VP Due Diligence and Investments

TENANT:

CYBEX INTERNATIONAL, INC., a New York Corporation

By:	/s/ Arthur W. Hicks, Jr.
Its:	Executive Vice President

Landlord’s Addresses for Notices:	Tenant’s Addresses for Notices:

First Industrial Development Services, Inc.	Cybex International, Inc.
311 South Wacker Drive, Suite 4000	10 Trotter Drive
Chicago, Illinois 60606	Medway, MA 02053
Attn: Executive Vice President-Operations	Attn: Chief Operating Officer
Facsimile: (508) 533-5799

With a copy to:	With a copy to:

First Industrial Realty Trust, Inc.	Archer & Greiner, P.C.
7625 Golden Triangle Drive	One Centennial Square
Suite T	Haddonfield, NJ 08033
Eden Prairie, MN 55344	Attn: James H. Carll, Esq.
Attn: Chris Willson	Facsimile: (856) 795-0574

With a copy to:

Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP
333 West Wacker Drive
Suite 2700
Chicago, Illinois 60606
Attn: Julie K. Rademaker, Esq.

S-1

EXHIBIT A

Premises

Lot 1 and Outlot A of Block 1, Ebeling Farm Addition, City of Owatonna, Steele County, Minnesota.

A-1

Addendum No. 1

Option to Renew

1. Tenant shall have the option (“Renewal Option”) to renew this Lease for two additional periods of five (5) years (each, a “Renewal Term”), on all the same terms and conditions set forth in this Lease, except that Base Rent during the Renewal Term shall be equal as specified in paragraph 2 below. Tenant shall deliver written notice to Landlord of Tenant’s election to exercise the Renewal Option (each, a “Renewal Notice”) not less than one hundred eighty (180) days prior to the expiry date of the original Term or the first Renewal Term, as the case may be; and if Tenant fails to timely deliver a Renewal Notice to Landlord, then Tenant shall automatically be deemed to have irrevocably waived and relinquished a Renewal Option.

2. During the Renewal Term, the Base Rent payable shall be as follows:

Lease Period	Monthly Base Rent	Annual Base Rent
First Renewal Term
Renewal Option Lease Year 1	$1,745,326	$145,444
Renewal Option Lease Year 2	$1,780,233	$148,353
Renewal Option Lease Year 3	$1,815,837	$151,320
Renewal Option Lease Year 4	$1,852,154	$154,346
Renewal Option Lease Year 5	$1,889,197	$157,433

Second Renewal Term
Renewal Option Lease Year 6	$1,926,981	$160,582
Renewal Option Lease Year 7	$1,965,521	$163,793
Renewal Option Lease Year 8	$2,004,831	$167,069
Renewal Option Lease Year 9	$2,044,928	$170,411
Renewal Option Lease Year 10	$2,085,826	$173,819

3. The Renewal Option is granted subject to all of the following conditions:

(a)	As of the date on which Tenant delivers its Renewal Notice and continuing through the commencement date of the Renewal Term, this Lease shall be in full force and effect and no act or omission shall occur which, with the giving of notice or the passage of time, or both, shall constitute a breach or default by Tenant under this Lease.

(b)	There shall be no further right of renewal after the expiration of the Renewal Term.

(c)	The Renewal Option is personal to Tenant. In the event that Tenant assigns its interest under this Lease or subleases all or any portion of the Premises, whether or not in accordance with the requirements of Section 8 of this Lease, and whether directly or indirectly, the provisions of this Addendum No. 1 shall not be available to, or run to the benefit of, and may not be exercised by, any assignee or sublessee.

A-1

LEASE EXHIBIT B

CONSTRUCTION OF IMPROVEMENTS

The Lease Exhibit B sets forth the rights and obligations of Landlord and Tenant with respect to the construction of the Improvements (as hereinafter defined).

1.	DEFINITIONS. For purposes of this Exhibit, the following terms shall have the following meanings, and terms which are not defined below, but which are defined in the Lease, shall have such meanings herein as are ascribed to such terms by the Lease:

1.1.	Final Project Plans. The term “Final Project Plans” shall mean the Working Drawings (as hereinafter defined) as modified as of the Plans Approval Date, by such changes, additional information and specifications as contemplated by Section 2 of this Exhibit B, and as further modified by any Change Orders, Required Change Orders or Tenant’s Extra Work (each as hereafter defined), as applicable.

1.2.	Preliminary Plans. The term “Preliminary Plans” shall mean the outline specifications and preliminary drawings prepared on behalf of Landlord and approved by Tenant for the Improvements to be constructed which are described in attached Exhibit B-1.

1.3.	Improvements. The term “Improvements” shall mean the building (the ”Building”) located on the Premises containing approximately 340,478 square feet of warehouse and distribution space and ancillary office space, the core mechanical, electrical and plumbing systems for the Building shell, surface parking, an access driveway and loading areas and other requirements, as set forth in the Preliminary Plans and all to be as more particularly shown and described in the Final Project Plans. Unless specifically agreed to by Landlord, the Improvements shall not include any Tenant Improvements (as hereinafter defined), whether or not such Tenant Improvements are described in the Final Project Plans.

1.4.	Project. The term “Project” shall mean the Premises and the Improvements.

1.5.	Substantial Completion and Substantially Complete. The terms “Substantial Completion” and “Substantially Complete” shall mean the condition of the Improvements when the earlier of the following have occurred: (i) the date Tenant begins conducting business or commences operations within the Building, or the first date upon which both of the following have occurred: (a) the date when the construction of the Improvements has been substantially completed in accordance with the requirements of the Final Project Plans excepting only “punch list items” and the architect for the Project executes a certificate of substantial completion for the Improvements, and (b) the date on which a temporary certificate of occupancy, which may be in the form of a letter from such governmental authority (which allows the Improvements to be eligible for a final certificate of occupancy upon completion of items required by the applicable governmental authority to be completed, which requirements may include completion of Tenant Improvements), is issued by the governmental authority having jurisdiction to issue the same; provided, however, if such certificate of occupancy could not be obtained because of any Tenant Improvements or Tenant Delays (as hereinafter defined), then, for purposes hereof, Substantial Completion shall be deemed to occur on the date on which such certificate of occupancy would otherwise have been issued but for such Tenant Delays or Tenant Improvements.

1.6.	Tenant Improvements. “Tenant Improvements” shall mean the alterations, additions or improvements to be made or constructed by Tenant to the interior of the Premises to make the Premises ready for operation by Tenant therein, such as installation of racking and equipment. The scope and nature of the Tenant Improvements is described on Exhibit B-2 hereof. To the extent applicable, Tenant shall submit to Landlord any plans, drawings or descriptions of the Tenant Improvements. Unless otherwise required by the Lease, the Tenant Improvements shall be and become Tenant’s personal property.

1.7.	Additional Project Costs. The term “Additional Project Costs” shall mean all hard and soft costs when and as first incurred or committed by Landlord and/or the General Contractor (as hereinafter defined)

including, without limitation, all design fees and expenses, construction costs, general conditions, insurance, financing costs (actual and imputed), inspection fees, commissions, consultants’ and attorneys’ fees, General Contractor’s fees, architect’s fees, due diligence costs, and other development costs in connection with the Project that are the result of any of the following: (a) changes to the Preliminary Plans or Working Drawings (other than to correct errors); (b) changes in any Applicable Laws (as hereinafter defined); (c) any Change Order; (d) Tenant’s Extra Work; (e) any Excused Delays (as hereinafter defined); (f) Allowance (as hereinafter defined) work that exceeds the applicable Allowance amount attributed to such work; or (g) changes required by governmental authorities due to code interpretations unless Landlord’s code interpretation is not reasonable and consistent with interpretations generally made in the region of the Project. For purposes hereof, Change Orders shall be deemed to include an overhead, profit and building supervision charge of ten percent (10%) of the total cost relating to the applicable Change Order.

2.	APPROVAL OF PLANS. Tenant hereby acknowledges that Tenant has approved the Preliminary Plans. Landlord and Tenant agree the Preliminary Plans do not constitute a set of working drawings that are sufficient to perform the work necessary to complete the Improvements; however, the parties agree that the Preliminary Plans are sufficient to define, and shall constitute, the definition of the scope of the work for the Improvements (the “Project Scope”).

2.1.	Preparation and Approval of Plans. Landlord shall cause to be prepared drawings and specifications at Landlord’s sole cost but as part of the project costs for the Improvements (“Working Drawings”) that are consistent with the Project Scope and necessary for construction of the Improvements. Landlord shall deliver the Working Drawings to Tenant for Tenant’s review and approval (which approval shall not be unreasonably withheld). For purposes of the Lease, in the event Tenant requests material modifications to the Project Scope, including material modifications to the Preliminary Plans or the Working Drawings, any such material modifications or additional work beyond the Project Scope shall be governed by Section 4 of this Exhibit B. Tenant, acting reasonably and in good faith, shall have ten (10) days from Landlord’s delivery of the Working Drawings to advise Landlord, in writing, as to whether or not Tenant desires any changes to the Working Drawings. If Tenant timely requests a change to the Working Drawings (“Tenant’s Objection”), Tenant shall also, within such ten (10) day period, advise Landlord, with reasonable specificity and detail, of Tenant’s Objection, and provided Landlord determines and agrees that such requested change is necessary or appropriate, Landlord shall then use its reasonable efforts to incorporate such change in the Working Drawings as soon as reasonably practicable after delivery of Tenant’s Objection. Notwithstanding the foregoing, if changes to the Working Drawings requested by Tenant are the result of Landlord’s failure to implement the Project Scope, or Landlord’s failure to cause the Working Drawings to comply with Applicable Laws in effect as of the date of the Preliminary Plans, then such delay in changing the Working Drawings shall not be considered an Excused Delay. After the Working Drawings have been revised by Landlord, they shall be re-submitted to the Tenant for Tenant’s review and approval in accordance with the process set forth immediately above, except that the timeframes for Tenant’s review and approval shall be five (5) days. Upon approval or deemed approval of the Working Drawings, those Working Drawings shall replace, be utilized and relied upon in lieu of the Preliminary Plans. The date on which Landlord and Tenant mutually agree upon the Working Drawings shall be referred to as the “Plans Approval Date”. After the Plans Approval Date, Landlord shall not be required to make any changes to the Working Drawings, except to the extent expressly set forth in this Exhibit B.

2.2.	Changes to Work. After the Plans Approval Date, Tenant, after consultation with Landlord, shall have the right to order extra work or change orders (which may include changes to the Working Drawings) with respect to the construction of the Improvements, at Tenant’s cost as herein provided. Extra work or change orders requested by either Landlord or Tenant after the Plans Approval Date (each a “Proposed Change Order”) shall be made in writing, shall specify in detail any added or reduced cost and/or estimate of construction delay resulting therefrom, and shall become effective and a part of the Final Project Plans once approved in writing by both Landlord and Tenant (a “Change Order”). Landlord and Tenant each agrees that it shall respond to a Proposed Change Order within five (5) business days after receipt of the Proposed Change Order. No Proposed Change Order will be effective if the content of such Change Order is not permitted by applicable building and zoning regulations, as the same are then in effect, interpreted and enforced by the applicable governmental authorities. Notwithstanding the foregoing, Landlord shall be entitled to make changes to the Working Drawings without the approval of Tenant and after written notice to Tenant, to the extent such changes do not materially interfere with Tenant’s intended use (“Required Change Orders”) and (i) are necessary to conform with changes after the date of the Preliminary Plans in requirements of any governmental or quasi-governmental or administrative code, rule, law, approval or other authority as the same are then in effect, or by interpretations or enforcement by the applicable governmental authorities pursuant to a written directive or law from such governmental or quasi-governmental authority, or (ii) are due to any Off-Site Items (as defined in Section 3.5 below), or (iii) are due to any Excused Delay.

2.3.	Construction Contract. The parties acknowledge that Landlord proposes to enter into a contract for construction (the “Construction Contract”) of the Improvements with R.J. Ryan Construction, Inc. as general contractor or another general contractor selected by Landlord (the “General Contractor”). Landlord may elect to replace, with Tenant’s consent, not to be unreasonably withheld, conditioned or delayed, the General Contractor at any time.

2.4	Allowances. Landlord and Tenant acknowledge and agree that certain allowances (such allowances, together with any allowances that may be included in the Final Project Plans or that are agreed upon between Landlord and Tenant are collectively referred to herein as the “Allowances”) are included in the Landlord’s estimate of the costs for construction and reflected in the Base Rent amount. Such Allowances existing as of the date of this Lease are set forth on Exhibit B-4 hereto. In the event that the total amount of all Project Costs incurred by Landlord with respect to work covered by any Allowances, after deducting any savings due to the amount of any Allowances being less than the respective Allowance amounts, is more than the aggregate amount of the applicable Allowances, then Tenant shall be responsible for payment of such excess in accordance with Section 5.2 of this Exhibit B. In the event that the amount of all Project Costs incurred by Landlord with respect to any work covered by any Allowances, after adding any Total Project Costs due to the amount of any Allowances being more than the respective Allowance amounts, is less than the aggregate amount of the Allowances, then Tenant shall be entitled to receive the amount of such net savings from Landlord after such amount of savings becomes known upon final completion of the Project.

3.	CONSTRUCTION OF IMPROVEMENTS.

3.1	Commencement and Completion of Construction of Improvements. Landlord shall, at Landlord’s sole cost and expense (except as otherwise provided herein), cause to be provided all of the design, material, labor and equipment required to construct the Improvements on the Premises, pursuant to and as described by the Final Project Plans. The Improvements shall be constructed in a good and workmanlike manner, substantially in accordance with the Final Project Plans completed substantially in accordance with all applicable statutes, ordinances and building codes, governmental rules, regulations and orders relating to construction of the Improvements (but not relating to Tenant’s use or occupancy) (“Applicable Laws”). Landlord shall use commercially reasonable efforts to Substantially Complete the Improvements by June 1, 2007 (as such date may be extended, the “Target Substantial Completion Date”); provided, however, if Landlord fails to so Substantially Complete the Improvements and deliver possession of the Premises to Tenant on or before the Target Substantial Completion Date, Landlord shall not be liable to Tenant and the obligations of Tenant under the Lease shall not be affected thereby, except that Tenant shall not be responsible to pay Rent and other payments as set forth in the Lease. Notwithstanding the foregoing, if Landlord fails to Substantially Complete the Improvements (i) within thirty (30) days following the Target Substantial Completion Date (the “Delayed Target Substantial Completion Date”) for any reason other than due to any Excused Delays, then for each day after the Delayed Target Substantial Completion Date, up to the actual Substantial Completion Date, Tenant shall be entitled to $2,500 for each day after the Delayed Target Substantial Completion Date that Landlord shall not have Substantially Completed the Improvements up to the date that is thirty (30) days after the Delayed Target Substantial Completion Date (the “Second Delayed Target Substantial Completion Date”), except to the extent that such delay was caused by any Excused Delays (ii) by the Second Delayed Target Substantial Completion Date for any reason other than due to any Excused Delays, then for each day after the Second Delayed Target Substantial Completion Date, Tenant shall be entitled to $5,000 for each day after the Second Delayed

Target Substantial Completion Date that Landlord shall not have Substantially Completed the Improvements up to the date that is thirty (30) days after the Second Delayed Target Substantial Completion Date (the “Third Delayed Target Substantial Completion Date”), except to the extent that such delay was caused by any Excused Delays, and (iii) by the Third Delayed Target Substantial Completion Date for any reason other than due to any Excused Delays, then for each day after the Third Delayed Target Substantial Completion Date, Tenant shall be entitled to $10,000 for each day after the Third Delayed Target Substantial Completion Date that Landlord shall not have Substantially Completed the Improvements, except to the extent that such delay was caused by any Excused Delays. The remedy provided to Tenant in this Section 3.1 for failure to achieve Substantial Completion of the Improvements by the Delayed Target Substantial Completion Date (as it may be extended) is and shall be the sole remedy of Tenant therefor and Landlord will not otherwise be liable for any damages or other amount resulting from any delay in the Substantial Completion of the Improvements.

3.2	Force Majeure Delays. If Landlord, as the result of any (a) strikes, lockouts or labor disputes, (b) inability to obtain labor or materials or reasonable substitutes therefor, (c) inclement weather which delays or precludes construction beyond the initial seven (7) days of delays due to inclement weather, acts of God or the public enemy, condemnation, civil commotion, fire or other casualty, (d) shortage of fuel, (e) action or nonaction of public utilities or of local, state or federal governments, affecting the work, including, but not limited to, any delays in the permitting process as a result of the action or inaction or such governmental authorities notwithstanding Landlord’s reasonable diligence and active pursuit thereof, or (f) other conditions similar to those enumerated above which are beyond the reasonable anticipation or control of Landlord, cannot reasonably perform any obligation on Landlord’s part to be performed hereunder within the time periods herein specified (collectively, the “Force Majeure Delays”), then such failure shall be excused and shall not be a breach of Landlord’s obligations under this Lease, and the deadline for performance shall be extended for a period equal to the period of delay, and Landlord will within ten (10) business days after Landlord has actual knowledge of the delay notify Tenant in writing (which may be in the form of job meeting minutes or reports) of the nature and probable duration of such delay. Landlord shall make reasonable efforts to minimize the impact of such delay and use reasonable efforts to avoid foreseeable delays. It is expressly understood that Force Majeure Delays shall not include any of the following events: (1) economic hardship; (2) changes in market conditions; (3) late delivery of machinery, equipment, materials, or spare parts, except to the extent such late delivery is itself caused by an event of Force Majeure; or (4) breakdowns, except to the extent such breakdowns are themselves caused by an event of Force Majeure.

3.3	Tenant Delays. If Landlord shall be delayed in Substantially Completing the Improvements as a result of any Tenant Delays, then the Commencement Date and the payment of Rent under the Lease shall not be affected or deferred on account of any such Tenant Delays. “Tenant Delays” shall mean delays attributed to any or all of the following:

(a)	Tenant’s delay in responding to or approving Working Drawings, Final Project Plans or Change Orders on a timely basis and/or to pay for Additional Project Costs in accordance herewith; or

(b)	The performance or completion by Tenant, or any person, firm or corporation employed by Tenant or its representatives or agents, of any work in or about the Premises, including, but not limited to, the Tenant Improvements; or

(c)	The performance or completion of any Tenant Extra Work to the extent that such delay was set forth in an Estimate (hereinafter defined) and approved by Tenant; or

(d)	The acts or omissions of Tenant or its agents, employees, representatives, invitees, contractors; or

(e)	Tenant’s failure to timely comply with its obligations under the Lease; or

(f)	A Change Order approved by Tenant, provided the approved Change Order provides for a change in the Target Substantial Completion Date.

Landlord shall, within ten (10) business days after Landlord has actual knowledge of the delay caused by an Excused Delay, notify Tenant in writing (which may be in the form of job meeting minutes or reports), of any Force Majeure Delays and Tenant Delays (collectively, “Excused Delays”) and the nature thereof, which notice shall further specify (i) the anticipated delay in the Target Substantial Completion Date resulting from such Excused Delays as of the date of such notice; (ii) the nature of such Excused Delays and whether any such Excused Delays constitute Tenant Delays; and (iii) whether the conditions, events, acts, omissions or circumstances giving rise to such Excused Delays persist as of the date of such notice.

3.4	Additional Items Affecting Construction. Tenant shall consent (and subordinate its leasehold interest) to, for the benefit of the Premises, any easements which Landlord reasonably deems necessary in order to complete construction of the Improvements in accordance with the Final Project Plans and any Laws, including matters pertaining to access, utility or other lines relating to the Improvements, provided that such easements will not materially interfere with Tenant’s business operations at the Premises.

3.5	Off-Site Requirements. Notwithstanding anything to the contrary contained herein, except as is provided in this Section 3.5, to the extent that in connection with obtaining permits and approvals, complying with Applicable Laws or the design and/or construction of the Improvements, any off-site improvements or other off-site items (collectively, the “Off-Site Items”) are required to be addressed or implemented into the Improvements that are not included in the Final Project Plans, Tenant hereby agrees and acknowledges that such Off-Site Items shall be included in the Final Project Plans (through a Required Change Order, if necessary). The cost of such Off-Site Items shall be included in Additional Project Costs and any delays on account of such Off-Site Items shall be included as Excused Delays. As of the date of this Lease, Landlord has no actual knowledge of the necessity for Off-Site Items required for the Project other than the possibility of a turn lane along the access routes to the Premises, and potential road and related work that may be required by the County as may relate to a traffic study that is being required by Steele County. Notwithstanding the foregoing, in the event that Steele County requires Off-Site Items that cost, in the determination of General Contractor more than $25,000 in the aggregate, then Tenant may terminate this Lease by (i) providing written notice (an “Off-Site Termination Notice”) to Landlord of Tenant’s determination to terminate the Lease within five (5) business days after written notice from Landlord describing, in reasonable detail, the nature and cost of Off-Site Items that cost more than $25,000 (“Off-Site Costs”) in the aggregate, and (ii) paying the Out-of-Pocket Expenses (defined below) of Landlord within twenty (20) days after the delivery of an accounting of such Out-of-Pocket Expenses. From and after the delivery of an Off-Site Termination Notice, Landlord shall have no further obligation to construct the Improvements. The term “Out-of-Pocket Expenses” shall mean the out-of-pocket costs and expenses of (i) Landlord incurred in the negotiation, performance and termination of this Lease and the Construction Contract, (ii) Landlord and General Contractor incurred in the design and construction of and in performing the work for construction of the Improvement through the date an Off-Site Termination Notice is properly given pursuant to this Section 3.5, and (iii) Landlord and General Contractor incurred in the demobilization of the construction of the Improvements and losses and restocking fees with respect to materials, equipment, tools, all construction equipment and machinery incurred because of a termination pursuant to this Section 3.5. If Tenant fails to timely and properly terminate the Lease pursuant to this Section 3.5, then Tenant shall be deemed to have waived the right to terminate pursuant to this Section 3.5, and the Off-Site Costs described in Landlord’s notice to Tenant shall be included as “Additional Project Costs.” The failure to timely pay for any Out-of-Pocket Expenses shall be deemed to be a “Tenant Delay” pursuant to this Agreement.

4.	TENANT’S EXTRA WORK. If Tenant desires that any work be performed in connection with the construction of the Improvements other than, or in addition to, the work described in the Working Drawings or the Final Project Plans, as approved by Landlord and Tenant (such other work is hereinafter called “Tenant’s Extra Work”), the following provisions shall be applicable:

4.1	Tenant shall, at its sole cost and expense, furnish to Landlord, Landlord’s architect, the General Contractor, and any electrical and mechanical consultants engaged by Landlord (collectively, “Landlord’s Consultants”), such information as may reasonably be necessary to cause Landlord’s Consultants to prepare and submit to Landlord all necessary drawings, plans and specifications covering the Tenant’s Extra Work (such drawings, plans and specifications are hereinafter called “Tenant’s Extra Work

Plans”). Tenant shall pay the fees and expenses of Landlord’s Consultants to prepare Tenant’s Extra Work Plans within 10 business days of Landlord’s delivery of the billing statement(s) therefor and provided these amounts do not exceed those set forth in the approved Estimate.

4.2	Landlord agrees to construct the Tenant’s Extra Work provided (i) the Tenant’s Extra Work Plans are acceptable to Landlord, in Landlord’s reasonable discretion, and approved in writing by Landlord, and (ii) Tenant has not defaulted under, or otherwise breached, the terms and provisions of the Lease.

4.3	Prior to commencing any Tenant’s Extra Work, Landlord shall submit to Tenant for Tenant’s approval, a written estimate of the cost of Tenant’s Extra Work, including an estimate of the Landlord’s Consultants’ fees and any projected delay in the Target Substantial Completion Date resulting from the proposed Tenant’s Extra Work (the “Estimate”). Landlord shall not be obligated to proceed with Tenant’s Extra Work until the Estimate is approved in writing by Tenant. Tenant shall have five (5) business days from Landlord’s delivery of the Estimate to advise Landlord of Tenant’s approval or disapproval thereof. If Tenant fails to timely approve the Estimate, then Tenant shall automatically be deemed to have disapproved the Estimate and therefore, Landlord shall have no obligation to perform Tenant’s Extra Work. The costs incurred in the performance of Tenant’s Extra Work is due and payable as Additional Project Costs pursuant to Section 5.2 of this Exhibit B; provided, however, if Landlord has so indicated in the Estimate, Landlord may instead elect to require that Tenant pay the costs of Tenant’s Extra Work to Landlord within a reasonable period of time prior to such time as Landlord is obligated to pay the General Contractor for such work pursuant to the Construction Contract (whether on a percentage of completion basis or otherwise). If Landlord makes such election and Tenant fails timely to make any payments for Tenant’s Extra Work, Landlord may, within three (3) business days after written notice to Tenant, cease to perform the Tenant’s Extra Work and any delays in the Target Substantial Completion Date set forth in the Estimate shall nonetheless remain effective for all relevant purposes. For purposes hereof, Tenant’s Extra Work shall be deemed to also include the cost of an overhead, profit and building supervision charge of ten percent (10%) of the total cost of Tenant’s Extra Work.

5.	COMMENCEMENT DATE AND PAYMENT OF ADDITIONAL PROJECT COSTS.

5.1	Commencement Date. From and after the Commencement Date (except as set forth in this Exhibit B), Tenant shall be liable to Landlord for the payment of Rent and any other payment as set forth in the Lease. The “Commencement Date” under the Lease shall be the date on which the Improvements (excluding completion of any Tenant Improvements or Tenant’s Extra Work) are Substantially Completed; provided, however, in the event Substantial Completion of the Improvements (excluding completion of any Tenant Improvements or Tenant’s Extra Work) is delayed due to Tenant Delays, then for purposes of the payment Rent and any other payment required to be made by Tenant pursuant to the Lease, the Commencement Date shall be that date on which the Improvements would have been Substantially Completed but for the occurrence of such Tenant Delays. If the Improvements are not Substantially Completed but are partially ready for occupancy, Tenant may, but need not, occupy the portion of the Improvements that is ready for occupancy, provided such partial occupancy is permitted by applicable law, and in the event of such partial occupancy, and if Tenant elects to partially occupy the Improvements, Tenant shall pay to Landlord pro rata Rent based upon the area of the Premises so occupied by Tenant. Such obligation to pay Rent on a proportionate basis shall commence on the date on which Tenant first occupies and takes possession of any portion of the Premises, and shall continue through the Commencement Date. Tenant’s right to so occupy and utilize a portion of the Premises shall nevertheless be subject to Landlord’s reasonable approval, and throughout such partial occupancy, Tenant shall fully cooperate with Landlord to facilitate Landlord’s Substantial Completion of any remaining or outstanding Improvements without any interference. Except for Tenant’s entry into the Premises for purposes of inspections and performing and installing Tenant Improvements pursuant to Section 8 of this Exhibit B, Tenant shall not occupy any portion of the Premises prior to Substantial Completion thereof.

5.2	No Adjustment to Base Rent. Landlord and Tenant acknowledge that the Base Rent described in Section 2.2 of the Lease is based upon an estimate of project costs, which amount was determined to be the costs to be incurred by Landlord in completing the Improvements in accordance with the Preliminary Plans. Landlord and Tenant further acknowledge and agree that in no event shall the calculation for Base Rent be adjusted, it being understood by the parties that Tenant shall be responsible for Additional Project Costs as provided hereunder. Tenant shall pay such Additional Project Costs when incurred by Landlord pursuant to the terms of this Section 5.2. At such time as Landlord may incur, be committed to, or be obligated to pay any Additional Project Costs, Landlord shall provided to Tenant documentation in reasonable specificity of the type and amount of such Additional Project Costs (“Additional Cost Documentation”). Tenant shall pay Landlord the Additional Project Costs within twenty-one (21) days after receipt of Landlord’s notice of same. In no event shall Landlord be required to execute any Change Order with Tenant or work order or change order with the General Contractor approving any work that is the subject of or relating to the applicable Additional Project Costs until Landlord receives payment of such Additional Project Costs from Tenant. Tenant’s payment to Landlord of such Additional Project Costs shall be a condition precedent to Landlord’s obligation to cause to be performed any work in connection with or relating to the Additional Project Costs. To the extent all of the Additional Project Costs are not known as of the Commencement Date, or there are Additional Project Costs that are to be determined or calculated by Landlord, Landlord shall notify Tenant of any such Additional Project Costs within fifteen (15) days after final completion of the Improvements. All amounts for Additional Project Costs to be paid by Tenant shall be paid in cash or immediately available funds.

6.	DELIVERY OF POSSESSION; PUNCH LIST; ACCEPTANCE AGREEMENT.

6.1.	Acceptance Agreement. When Landlord notifies Tenant that the Improvements are Substantially Completed, Landlord and Tenant shall together walk through the Premises and inspect all Improvements so completed, using reasonable efforts to discover all uncompleted or defective construction in the Improvements. After such inspection has been completed, each party shall sign an acceptance agreement in the form attached hereto as Exhibit B-3 (the “Acceptance Agreement”), which shall include by attachment a list of all “punch list” items which the parties agree are to be corrected by Landlord. Landlord shall cause to be completed and/or repair such “punch list” items within 30 days after executing the Acceptance Agreement, subject to any Excused Delays. Landlord shall have no obligation to deliver possession of the Premises to Tenant until such procedures regarding the preparation of a punch list and the execution of the Acceptance Agreement have been completed.

6.2.	Deliveries. Within a commercially reasonable period of time after the Substantial Completion Date, Landlord shall submit the following to Tenant:

(a)	as-built plans of the Improvements;

(b)	copies of all warranties for the Improvements; and

(c)	copies of the manuals of the Building’s systems (except any Tenant Improvements).

7.	WARRANTY. Landlord shall, subject to the criteria and conditions set forth herein, provide a warranty with respect to the Improvements against any defective workmanship and materials discovered and brought to Landlord’s attention pursuant to a proper Tenant’s Defect Notice (as hereinafter defined) delivered during a period of one (1) year from the date the Improvements are Substantially Completed (the “Warranty Period”). Nothing set forth herein shall limit any guaranties or warranties of the General Contractor, manufacturers, suppliers or contractors that by their terms extend beyond the Warranty Period. During the Warranty Period, Landlord shall, at Landlord’s sole cost and expense, require General Contractor to repair or replace any defective item occasioned by defective workmanship or materials in and with respect to the construction and installation of the Improvements (and specifically excluding any installations by Tenant or any deficiencies in the Improvements created by, through or under Tenant or otherwise through no fault of or defective performance on the part of Landlord or General Contractor), provided that (a) Tenant notifies Landlord, in writing and with reasonable specificity and detail, of the nature and extent of any such alleged defects in the Improvements (“Tenant’s Defect Notice”) and (b) Tenant delivers the Tenant’s Defect Notice to Landlord prior to the expiration of the Warranty Period. In no event shall Landlord or General Contractor be liable to Tenant for damages as a result of such defect, resulting from loss of business by Tenant or other consequential or speculative damages. Notwithstanding anything to the contrary contained herein, in no event shall Landlord or General Contractor be liable for, and the warranty specified above shall not apply to, defects or alleged deficiencies in any materials or workmanship in or concerning the Improvements if and to the extent the defect or deficiency is due to or caused by any Alterations performed by Tenant, installation of Tenant Improvements or the abuse, neglect, negligence or willful or intentional act or omission of Tenant or its agents, employees, representatives, contractors, subcontractors, invitees, successors or assigns, including, without limitation, Tenant’s failure to maintain a HVAC Maintenance Contract. From and after the expiration of the Warranty Period, (x) neither Landlord nor General Contractor shall have any liability or obligation, of any nature whatsoever, to remedy, replace or correct any alleged defects and deficiencies; and (y) Landlord shall reasonably cooperate with Tenant (but at no out-of-pocket expense to Landlord) in the enforcement by Tenant, at Tenant’s sole cost and expense, of any express warranties or guarantees of workmanship or materials given by any subcontractors, architects, draftsmen, or materialmen engaged by Landlord to supply or complete any of the Improvements, if and to the extent that such guarantees or warranties remain in effect after the expiration of the Warranty Period until expiration or termination of the Lease. In providing a Tenant Defect Notice, Tenant shall be obligated to set forth with reasonable specificity and detail the nature and extent of such defect. Except as otherwise expressly set forth above in this Section, from and after the earlier of (1) the date Tenant takes partial occupancy and (2) the Commencement Date, Tenant shall have and hold the Premises in an “AS-IS,” “WHERE-IS” condition, without any liability or obligation on the part of Landlord for making any alterations, improvements, repairs or replacements, of any kind, in or about the Premises at any time during the Term of the Lease or any extension or renewal thereof, and Tenant shall maintain the Premises, and all parts thereof, in a good and sufficient state of repair as required under the Lease. Notwithstanding Tenant’s timely delivery of a Tenant’s Defect Notice, at no time during the Term of the Lease, shall Tenant have any right, of any nature whatsoever, to withhold the timely payment of any Rent due under the Lease, from time to time, as a result of, or due to, or because of, any alleged breaches by Landlord under the Lease or the alleged existence of any defects or deficiencies in the Improvements. Notwithstanding anything contained herein to the contrary, none of the following items that may occur in the Improvements shall be considered defective items occasioned by defective workmanship or materials required to be repaired by Landlord or General Contractor pursuant to this Section 7: (i) any chips, scratches or marks on such items as tile, woodwork, mirrors, walls, porcelain, glass (including breakage or cracks), plumbing fixtures, lighting fixtures, or doors not noted in the punch list set forth in the applicable Acceptance Agreement; (ii) defects resulting from ordinary wear and tear, misuse or neglect, or failure to provide proper maintenance; (iii) cracking or scaling of the concrete flat work (which includes, but is not limited to, sidewalks and warehouse floors) and cracks in foundation walls, if any, not resulting from infiltration of free water; (iv) cracks in walks, driveways, parking lots, floor or fountains due to expanding and contracting of concrete from change in temperature and compacting of the soil on which the concrete is placed; (v) the color of the concrete; (vi) shrinkage in structural wood members; and (vii) drywall cracks, nail pops or seams due to drying out and normal expansion and contraction of the wood or masonry to which it has been secured.

8.	TENANT’S ACCESS.

8.1.	Entry onto Premises. Tenant and Tenant’s representatives shall have the right during normal working hours, subject to the requirements set forth below, to enter the Premises prior to the Commencement Date, in order that Tenant may perform the Tenant Improvements which are specified in Exhibit B-2 hereto, and Tenant shall have the right to access the Premises, subject to the following, after notice from Landlord or general contractor that the Premises are available for such purposes, provided, that Landlord shall cause the Premises to be available for purposes of Tenant performing the Tenant Improvements by April 1, 2007, subject to extension for Excused Delays. In addition, Tenant shall have the right upon prior notice to Landlord during normal working hours and subject to General Contractor’s requirements, including requirements relating to supervision and OSHA regulations to review and inspect the Premises. Tenant shall give to Landlord not less than five (5) days’ prior written notice requesting access to perform work at the Premises, which notice shall contain and/or shall be accompanied by: (a) a description of the work to be performed by those persons and entities for whom and which such access is being required; (b) the names and addresses of all contractors for whom and which such early access is being requested and the approximate number of individuals, itemized by trade, who will be present in the Premises; (c) copies of all licenses and permits required in connection with the performance of the work for which such access is being requested; and (d) certificates of insurance naming Landlord as additional insured/loss payee as applicable in form acceptable to Landlord and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with such work. All of the foregoing shall be subject to Landlord’s written approval, which approval may be withheld in Landlord’s reasonable discretion but shall not be unreasonably delayed. Tenant and Tenant’s agents, employees, representatives, invitees, contractors, subcontractors, workmen, mechanics and suppliers shall work in harmony and not interfere with Landlord and its agents and contractors in doing its work in, to, or on the Premises; and Tenant shall maintain, in full force and effect, the insurance policy or policies required under the Lease, and shall cause the General Contractor to be designated as an Additional Insured with respect to the Improvements and Tenant shall, and shall cause its representatives, agents and contractors to, comply with all safety rules and regulations including OSHA regulations at any time such parties are on the Project site. Tenant agrees that any such entry into and occupancy of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to the covenant to pay Rent. Tenant further agrees that to the extent permitted by law, Landlord and its principals shall not be liable in any way for any injury or death to any person or persons, loss or damage to any of Tenant’s work and installations made in the Premises (including, without limitation, any Tenant Improvements) or loss or damage to property placed therein prior to the Commencement Date, the same being at Tenant’s sole risk, unless such occurrence is due to Landlord’s or Agent’s gross negligence or willful misconduct. Tenant hereby indemnifies, defends and holds harmless Landlord from and against all Losses which may be brought or made against Landlord or a Landlord Indemnified Party, or which Landlord or a Landlord Indemnified Party may pay or incur, by reason of the Tenant’s early access to the Premises pursuant to this Section 8 or due to Tenant Improvements.

8.2.	Meetings. Landlord shall inform Tenant of the usual location dates and time of any regularly scheduled design and construction meetings for the Project, and prompt prior notice of any change in the date, time or location of any such construction meetings. Tenant and/or its representatives shall be permitted to attend all such design and construction meetings. In addition, Landlord shall deliver to Tenant’s authorized representative set forth below final meeting minutes.

8.3.	No Deemed Approval, Acceptance or Waiver. Tenant’s exercise of any of the rights under this Section 8 shall not constitute approval, acceptance, waiver or liability by Tenant or alter Landlord’s obligations.

9.	AUTHORIZED REPRESENTATIVES. Tenant hereby appoints Jeff Hollister as its duly authorized representative to review and approve the Working Drawings and the Final Project Plans, so as not to unreasonably delay completion of the Improvements. Tenant hereby represents and warrants to Landlord that said authorized representative has authority to approve the Final Project Plans, as well as the authority to approve modifications to the Working Drawings. When Landlord requests Tenant to specify details or layouts, Tenant shall promptly do so, subject to the provisions of the Final Project Plans, so as not to delay completion of the Improvements.

10.	NOTICES DURING CONSTRUCTION. Notwithstanding any notice provision in the Lease, any notice required to be given by either party pursuant to this Exhibit B, shall be in writing and, shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, or sent by confirmed facsimile, addressed to the other party at the addresses set forth below (or to such other addresses as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service:

If to Landlord:	First Industrial Development Services, Inc.
311 South Wacker Drive, Suite 4000
Chicago, IL 60606
Attn.: Executive Vice President - Development

At all times with a copy to:	Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP
333 West Wacker Drive, Suite 2700
Chicago, IL 60606
Attn.: Julie K. Rademaker, Esq.

If to Tenant:	Cybex International, Inc.
151 24th Avenue SW
Owatonna, MN 55060
Attn: Arthur Hicks

At all times with a copy to:	Archer & Greiner, A Professional Corporation
One Centennial Square
Haddonfield, NJ 08033
Attn.: James H. Carll, Esq.

LEASE EXHIBIT B-1

IMPROVEMENTS

B-1-1

LEASE EXHIBIT B-2

TENANT IMPROVEMENTS

B-2-1

LEASE EXHIBIT B-3

ACCEPTANCE AGREEMENT

THIS ACCEPTANCE AGREEMENT (this “Agreement”) is made and entered into this      day of                     ,         , by and between                     , a                                 (“Tenant”), and                                                  , a                                              (“Landlord”).

RECITALS

A. Landlord and Tenant have entered into that certain Industrial Building Lease dated                     ,          (as amended from time to time, the “Lease”). Capitalized terms used herein and not otherwise defined shall have the meanings respectively ascribed to them in the Lease.

B. Landlord and Tenant desire to enter into this Agreement to set forth their understanding with respect to the Premises and the Lease.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Tenant acknowledges and agrees that Tenant has completed its walk-through of the Premises. Attached hereto as Schedule A is a punch list of items required to be completed by Landlord in or about the Premises (the “Punch List”), which punch list was prepared by                                              Construction Company (the “Contractor”). Tenant hereby unconditionally accepts possession of the Premises for purposes of the Lease (subject, however, to the attached punch list containing only items which do not interfere with the Tenant’s use and possession of the Premises).

2. Tenant hereby acknowledges that there are no defaults under the Lease and that Landlord has completed all of the Improvements except for the Punch List, and that the Premises have been delivered to Tenant for its use and occupancy.

3. Landlord and Tenant hereby acknowledge the following facts:

a.	The Commencement Date of the Lease is .

b.	The Expiration Date of the Lease is .

c.	The rentable square feet of the Premises is .

4. As modified hereby, the terms of the Lease, including, without limitation, the Base Rent established pursuant to Section 1 of the Lease, are hereby ratified and shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.

LANDLORD:
,
a

By:

Its:

B-3-1

TENANT:
,a

By:
Its:

B-3-2

SCHEDULE A

PUNCH LIST

B-3-3

LEASE EXHIBIT B-4

ALLOWANCES

B-4-1

LEASE EXHIBIT C

TENANT OPERATIONS INQUIRY FORM

1.	Name of Company/Contact

2.	Address/Phone

______________________________________________________________________________________________________________________________

3.	Provide a brief description of your business and operations:

______________________________________________________________________________________________________________________________

____________________________________________________________________________________

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

____________________________________________________________________________________

4.	Will you be required to make filings and notices or obtain permits as required by Federal and/or State regulations for the operations at the proposed facility? Specifically:

a. SARA Title III Section 312 (Tier II) reports (> 10,000lbs. of hazardous materials STORED at any one time)	YES	NO

b. SARA Title III Section 313 (Tier III) Form R reports (> 10,000lbs. of hazardous materials USED per year)	YES	NO

c. NPDES or SPDES Stormwater Discharge permit (answer “No” if “No-Exposure Certification” filed)	YES	NO

d. EPA Hazardous Waste Generator ID Number	YES	NO

5.	Provide a list of chemicals and wastes that will be used and/or generated at the proposed location. Routine office and cleaning supplies are not included. Make additional copies if required.

Chemical/Waste	Approximate Annual Quantity Used or Generated	Storage Container(s) (i.e. Drums, Cartons, Totes, Bags, ASTs, USTs, etc)

C-1

LEASE EXHIBIT D

Broom Clean Condition and Repair Requirements

•	All lighting is to be placed into good working order. This includes replacement of bulbs, ballasts, and lenses as needed.

•	All truck doors and dock levelers should be serviced and placed in good operating order (including, but not limited to, overhead door springs, rollers, tracks and motorized door operator). This would include the necessary (a) replacement of any dented truck door panels, broken panels and cracked lumber, and (b) adjustment of door tension to insure proper operation. All door panels that are replaced shall be painted to match the building standard.

•	All structural steel columns in the warehouse and office should be inspected for damage, and must be repaired. Repairs of this nature shall be pre-approved by the Landlord prior to implementation.

•	HVAC system shall be in good working order, including the necessary replacement of any parts to return the unit to a well-maintained condition. This includes, but is not limited to, filters, thermostats, warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition of the HVAC system.

•	All holes in the sheet rock walls shall be repaired prior to move-out. All walls shall be clean.

•	The carpets and vinyl tiles shall be in a clean condition and shall not have any holes or chips in them. Flooring shall be free of excessive dust, dirt, grease, oil and stains. Cracks in concrete and asphalt shall be acceptable as long as they are ordinary wear and tear, and are not the result of misuse.

•	Facilities shall be returned in a clean condition, including, but not limited to, the cleaning of the coffee bar, restroom areas, windows, and other portions of the Premises.

•	There shall be no protrusion of anchors from the warehouse floor and all holes shall be appropriately patched. If machinery/equipment is removed, the electrical lines shall be properly terminated at the nearest junction box.

•	All exterior windows with cracks or breakage shall be replaced. All windows shall be clean.

•	Tenant shall provide keys for all locks on the Premises, including front doors, rear doors, and interior doors.

•	All mechanical and electrical systems shall be left in a safe condition that confirms to code. Bare wires and dangerous installations shall be corrected to Landlord’s reasonable satisfaction.

•	All plumbing fixtures shall be in good working order, including, but not limited to, the water heater. Faucets and toilets shall not leak.

•	All dock bumpers shall be left in place and well-secured.

•	Drop grid ceiling shall be free of excessive dust from lack of changing filters. No ceiling tiles may be missing or damaged.

•	All trash shall be removed from both inside and outside of the Building.

•	All signs in front of Building and on glass entry door and rear door shall be removed.

D-1